EXHIBIT 10.45

                             OPERATING AGREEMENT OF
                           VENETIAN INTERACTIVE, LLC,
                       A NEVADA LIMITED LIABILITY COMPANY

         THIS OPERATING AGREEMENT is made as of the 7th day of June, 2002, by and among the members of Venetian Interactive, LLC, a Nevada limited liability company (the "COMPANY"), all of whom have signed this operating agreement.

         NOW THEREFORE, pursuant to the Act (as hereinafter defined), the following agreement, including, without limitation, Appendix 1 (Tax Accounting Procedures), Appendix 2 (Articles of Organization) and Exhibits A through K, attached hereto and by reference incorporated herein shall constitute the operating agreement, as amended from time to time, for the Company.

                                   ARTICLE 1
                                   DEFINITIONS
                                   -----------

         1.1 GENERAL DEFINITIONS. The following terms used in this Operating Agreement shall have the following meanings (unless otherwise expressly provided herein). Other capitalized terms used herein have the meanings set forth in
Section 1.1 of Appendix 1 (Tax Accounting Procedures).

         "ACT" means the Nevada Limited Liability Company Act, Nev. Rev. Stat.ss.ss.86.011 to 86.590, as amended from time to time.

         "ACTION" shall mean cease and desist letter, lawsuit or other legal notice or demand.

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a specified Person. For the purpose of this definition, the term "CONTROL" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGGREGATE NET COMPANY REVENUE" shall mean the aggregate amount of Net Company Revenue that is accumulated throughout the life of the Company.

         "AGREEMENT" shall mean this Operating Agreement, including Appendix 1 (Tax Accounting Procedures), Appendix 2 (Articles of Organization) and Exhibits A through K hereto, as originally executed and as amended from time to time.

         "APPLICABLE PERCENTAGE INTEREST" or "PERCENTAGE INTEREST" as to any Member shall mean and refer to the Applicable Percentage Interest then in effect pursuant to Section 5.1 hereof, which entitles the holder to a proportionate share of the Profits and Losses in the Company and to vote on all matters reserved for their approval, consent or consideration.

         "APPROPRIATE VISITORS" shall mean visitors to the Venetian Casino Sites whom are of legal age to gamble in the jurisdiction where they reside and who do not reside in or place bets or wagers from the Illegal Localities.

         "BUSINESS DAY" shall mean a day other than a Saturday, a Sunday, or a state or federally recognized holiday on which banks in Nevada are permitted to close.

         "BUSINESS HOURS" shall mean 8:00 A.M. to 5:00 P.M. Standard Time or Daylight Time, as the case may be, at a location specified in this Agreement. If no location is specified, a reference to Business Hours shall refer to Business Hours as determined by Pacific Standard Time or Pacific Daylight Time, as the case may be.

         "CAPITAL CONTRIBUTION" means the Initial Capital Contribution of a Member together with the amount of money and the fair market value (as determined by the Managers as of the date of contribution) of other property contributed, or services rendered or to be rendered, to the Company by a Member with respect to such Membership Interest in the Company.

         "CLOSING" shall mean satisfying all, or obtaining written waivers from SSPG and Venetian of all, of the conditions set forth in Section 12.10.

         "CLOSING DATE" shall mean the date on which all of the conditions set forth in Section 12.10 have been satisfied or waived by SSPG and Venetian.

         "CODE" shall mean the Internal Revenue Code of 1986 or corresponding provisions of subsequent superceding federal revenue laws.

         "COMPANY" shall refer to Venetian Interactive, LLC, a Nevada limited liability company.

         "DESIGN AND IMPLEMENTATION COSTS" shall mean all reasonable costs associated with getting the Venetian Casino Sites in a condition ready for immediate use, including, but not limited to, third party software licenses, hardware as set forth in Exhibit G, communications lines, communications equipment, facilities, labor costs and salaries of Company employees.

         "DISCLOSE" shall mean disclose, disseminate, transmit, publish, distribute, make available or otherwise convey or communicate.

         "DOCUMENTATION" shall mean all SSP Software manuals, application programming interface references, open architecture documents, and other documents related to the operation, maintenance, enhancement, and interaction of the SSP Software.

         "ENTITY" shall mean any general partnership, government entity, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or similar organization.

         "FISCAL YEAR" shall mean the taxable year of the Company for federal income tax purposes as determined by Code Section 706 and the Regulations thereunder.

         "GROSS GAMING REVENUE" shall mean the gross revenue collected and received solely from gaming by the Company.

         "GROSS GAMING HOLD" shall mean Gross Gaming Revenue the less any payouts for player winnings, comps, and bad debts.

         "GROSS COMPANY REVENUE" shall mean the gross revenue received by the Company, including, but not limited to, advertising revenue, all ancillary revenue and all revenue received through the Venetian Casino Sites or other sites operated by the Company.

         "ILLEGAL LOCALITIES" shall mean the jurisdictions depicted in Exhibit D and any other jurisdiction where either Venetian or SSPG reasonably believes, and has notified the other party of such a belief, that the acceptance or placing of bets or wagers is illegal or of which the legality is reasonably unclear.

         "INITIAL CAPITAL CONTRIBUTION" means the Capital Contributions agreed to be made by the initial Members as described in Article 4.

         "JURISDICTION" shall mean the gaming licensing jurisdiction of the Company as set forth in Section 12.4 hereof.

         "INTELLECTUAL PROPERTY" shall mean state, federal, foreign and registered and common law trademarks, service marks, trade dress, patents, copyrights, mask works, trade secrets, confidential information, technology, know how, show how, inventions (whether or not patentable), creations (whether or not copyrightable), and any form of intangible right, title or interest of any form or nature whatsoever, including, without limitation, all applications for registration and/or issuance of them, all moral rights for the foregoing and all goodwill associated with the foregoing.

         "MANAGERS" shall mean one or more Managers. Specifically, "MANAGERS" shall mean the initial Managers designated by this Agreement, or any other Persons that succeed such Managers in that capacity. References to a Manager in the singular or as him, her, it, itself, or other like references shall also, where the context so requires, be deemed to include the plural or the masculine or feminine references or as the case may be.

         "MANAGING PERSON" shall mean a Manager, officer, director, or their agents.

         "MEMBER" shall mean those Persons executing this Agreement and any Person who may hereafter become an additional or Substitute Member.

         "MEMBERSHIP INTEREST" means a Member's Applicable Percentage Interest, and the associated right to vote on or participate in management, the right to share in Profits, Losses, and distributions, and any and all benefits to which the holder of such a Percentage Interest may be entitled pursuant to this Agreement, together with all obligations to comply with the terms and provisions of this Agreement.

         "MOST FAVORED CUSTOMER" shall mean charging the lowest price for the relevant service or products as that charged to any customer of SSPG or its subsidiaries.

         "NET CASH FLOW FROM OPERATIONS" means the gross cash proceeds from Company operations (including sales and dispositions of Property in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Managers. Net Cash Flow from Operations shall not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves.

         "NET CASH FROM SALES OR REFINANCINGS" means the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of Property, less any portion thereof used to establish reserves, all as determined by the Managers.

         "NET GAMING HOLD" shall mean Gross Gaming Hold less any and all applicable taxes.

         "NET COMPANY REVENUE" shall mean the Gross Company Revenue less the Operating Costs.

         "OPERATING COSTS" shall mean the costs of the Company of operating and supporting the Venetian Casino Sites, such costs to include, but not be limited to, sales, general and administrative costs, advertising costs, third party intellectual property licenses, fees and royalties, travel & lodging, third party software licenses, communications costs, salaries, Software enhancements, system upgrades, maintenance costs, utilities, rent, bonuses, insurance, financial institution charges, player payouts, and all other reasonable business costs.

         "PARTIES" shall mean Venetian and SSPG.

         "PARTY" shall mean either Venetian or SSPG.

         "PERCENTAGE INTEREST" or "APPLICABLE PERCENTAGE INTEREST" as to any Member shall mean and refer to the Applicable Percentage Interest then in effect pursuant to Section 5.1 hereof, which entitles the holder to a proportionate share of the Profits and Losses in the Company and to vote on all matters reserved for their approval, consent or consideration.

         "PERSON" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so requires.

         "PROPERTY" means all real and personal property, tangible and intangible, owned by the Company.

         "REGULATIONS" means the federal income tax regulations, including temporary (but not proposed) regulations promulgated under the Code.

         "SOFTWARE" shall mean the SSP Software and third party software recommended by SSPG to work with the SSP Software as set forth in Exhibit F.

         "SOURCE CODE" shall mean the human readable code that comprises the Software that SSPG, or its subsidiaries, owns or licenses, and is used to compile or build the SSP Software.

         "SSP CAP" shall mean Two Million Dollars ($2,000,000).

         "SSP FACILITY" shall mean the physical building facility and space owned or leased by SSP in Las Vegas, Nevada.

         "SSPG" means SSP Gaming , LLC, a Nevada limited liability company.

         "SSP HARDWARE" shall mean the hardware owned, licensed and/or developed by SSP that is set forth in Exhibit I and is contemplated for use or actually used with the Venetian Casino Sites.

         "SSP SOFTWARE" shall mean the software in executable form, owned or licensed by SSP, its subsidiaries and Affiliates and set forth in Exhibit B that is for use with the Venetian Casino Sites.

         "SUBSTITUTE MEMBER" means a transferee of a Membership Interest who has been admitted to all of the rights of membership pursuant to Article 14.

         "UNAUTHORIZED USERS" shall mean any person or entity that does not have the written permission of Venetian to possess, view or otherwise use the Venetian Lists.

         "VENETIAN" means Venetian Casino Resort, LLC, a Nevada limited liability company.

         "VENETIAN CASINO SITES" shall mean the online gambling and gaming Internet web sites (including but not limited to those branded with the Venetian Marks) dedicated to hosting an Internet wagering facility, in English and other languages, for exclusive operation by the Company.

         "VENETIAN CAP" shall mean Nine Hundred Thousand Dollars ($900,000).

         "VENETIAN LISTS" shall mean the trade secret potential international customer lists compiled by Venetian and owned by Venetian or its parent company or Affiliates.

         "VENETIAN MARKS" shall mean the trademarks and service marks owned by Venetian or licensed to Venetian as set forth in Exhibit C.

         "VENETIAN WORKS" shall mean the copyright protected works owned by the Venetian that are supplied to the Company for incorporation in the Venetian Casino Sites.

                                   ARTICLE 2
                              FORMATION OF COMPANY
                              --------------------

         2.1 FORMATION. The initial Articles of Organization as filed with the Nevada Secretary of State on June 7, 2002, and attached hereto as Appendix 2 (the "ARTICLES OF ORGANIZATION"), are hereby ratified and incorporated by reference in this Agreement. Upon the filing of the Articles of Organization the Company was formed as Venetian Interactive, LLC, a Nevada limited liability company under and pursuant to the Act, and the Parties hereto shall take all action necessary and consistent with such formation.

         2.2 NAME. The name of the Company is Venetian Interactive, LLC.

         2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company within the State of Nevada shall first be at 3355 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The Company may locate its places of business and registered office at any other place or places as the Members or Managers may from time to time deem advisable.

         2.4 REGISTERED OFFICE AND AGENT. The Company's registered office shall first be at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101. The name of its initial registered agent at such address shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation.

         2.5 TERM. Unless the Company is dissolved in accordance with the provisions of this Agreement, the Act, or other Nevada law, the existence of the Company shall be perpetual.

                                   ARTICLE 3
                               BUSINESS OF COMPANY
                               -------------------

         3.1 PERMITTED BUSINESSES. The purpose of the Company shall be to engage in the business of providing management services, consulting services, financial services, Intellectual Property licensing services, and equipment to the online gaming industry; and with the unanimous consent of the Members, to engage in any other lawful business and to do any lawful act concerning any and all lawful business for which a limited liability company may be organized under the laws of the State of Nevada.

         3.2 DOMAIN NAMES. The Company shall not register any domain names or provide links on any Internet web sites to facilitate access to the Venetian Casino Sites and shall not register any domain names incorporating any Venetian Marks unless directed in writing to do so by Venetian.

         3.3 IP ADDRESSES. The Company shall obtain IP addresses for the Venetian Casino Sites and shall inform Venetian and SSPG of the IP addresses and the function of the Venetian Casino Sites server associated with each IP address.

         3.4 PREVENTION OF ILLEGAL WAGERING.

                  a. NO U.S. BETS. The Company shall not engage in or cause any person or entity to, solicit or market the Venetian Casino Sites, or any other gambling Internet web sites, to persons residing in the Illegal Localities, United States, Puerto Rico, any other United States territories or protectorates, or any other areas governed by the law of the United States (all of such areas collectively being referred to as the "UNITED STATES") until it is mutually agreed by SSPG and Venetian that gambling via the Internet has been made legal in the United States and any Illegal Localities. Such efforts shall include:

                        i. refusing bets or wagers from persons in the United States and/or the Illegal Localities consistent with the procedures and obligations set forth in Exhibit E;

                        ii. periodically reviewing of the effectiveness of Company's current procedures to prevent taking bets from anyone other than Appropriate Visitors; and

                        iii. implementing, in the shortest time possible, commercially reasonable procedures, technologies or methodologies to supplement or improve the procedures of the Company to prevent taking bets from anyone other than Appropriate Visitors, where Venetian and/or the periodic review, indicates such procedures, technologies or methodologies should be implemented.

                  b. NO UNDERAGE BETS. The Company shall use its best efforts to ensure that no bets or wagers are made on the Venetian Casino Sites from persons that are not of legal age to place wagers on the Venetian Casino Sites, such efforts to include, without limitation:

                        i. refusing bets from those persons that provide identification information that indicates that they are not of legal age to place wagers on the Venetian Casino Sites;

                        ii. periodically reviewing of the effectiveness of the Company's current procedures to prevent taking bets from anyone other than Appropriate Visitors of appropriate age; and

                        iii. implementing, in the shortest time possible, commercially reasonable procedures, technologies or methodologies to supplement or improve the procedures of the Company to identify players and to prevent taking bets from anyone other than Appropriate Visitors of appropriate age, where Venetian and/or the periodic review, indicates such procedures, technologies or methodologies should be implemented.

         3.5 LIMITS ON FOREIGN ACTIVITY. The Company shall not directly engage in business in any state, territory or country which does not recognize limited liability companies or the effectiveness of the Act in limiting the liabilities of the Members of the Company. If the Company desires to conduct business in any such state, it shall do so through an Entity which will ensure limited liability to the Members.

                                   ARTICLE 4
                            CONTRIBUTIONS TO COMPANY
                            ------------------------

         4.1 MEMBERS' INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS. Each Member shall make Capital Contributions in accordance with Sections 4.2 and
4.3 hereof. In exchange for such Capital Contributions the Members shall be acquire the Applicable Percentage Interest in Profits and Losses of the Company as set forth in Section 5.1 hereof. The Initial Capital Contribution first shall be applied to the organizational expenses of the Company, including without limitation, legal, accounting and promotional fees and costs and thereafter retained as initial working capital for the Company

         4.2 VENETIAN CONTRIBUTIONS. For its portion of ownership interest in the Company, upon execution of this Agreement Venetian shall contribute, or may at its option cause a subsidiary company to contribute, the following:

                  a. MARK LICENSE. A nonexclusive (except as otherwise provided in Section 4.2(a)(iii), nontransferable, limited license to use the Venetian Marks, in text and design format, on the Venetian Casino Sites subject to the following conditions:

                        i. TERM. The term of the mark license shall be from the date of Closing until the Company is dissolved or the Mark license is terminated.

                        ii. LIMITATION OF USE. The license from Venetian to the Company to use the Venetian Marks shall be limited to the use of Venetian Marks set forth on Exhibit C for use by the Company on the Venetian Casino Sites.

                        iii. LIMITATION OF EXCLUSIVITY. During the term of the license, Venetian shall not license the Venetian Marks for use on any other internet gambling sites that accept live wagers and which compete with the Venetian Casino Sites.

                        iv. OWNERSHIP OF MARKS. Company will acknowledge Venetian's ownership of the Venetian Marks. The Company will do nothing during or after the term hereof inconsistent with such ownership. All use of the Venetian Marks by the Company shall inure to the benefit of and be on behalf of Venetian. The Company shall assist Venetian, at Venetian's sole expense, in any efforts to record Venetian's rights in, to and arising out of the use of the Venetian Marks by the Company. Nothing in this Agreement shall give the Company any right, title or interest in the Venetian Marks other than the right to use the Venetian Marks in accordance with the license and the Company's Operating Agreement, and the Company shall not attack the title of Venetian to the Venetian Marks or attack the validity of the Venetian Marks or the validity of the license concerning the Venetian Marks. The Company shall not use any permutations of the Venetian Marks or any symbols, text or designs that are confusingly similar to any of the Venetian Marks. Any new words, devices, designs, slogans or symbols created by or on behalf of the Company for use on the Venetian Casino Sites that indicate an affiliation with Venetian or that indicate Venetian as the source of any product or service will be the property of Venetian.

                        v. QUALITY STANDARDS. The nature and quality of all services rendered by the Company in conjunction with the Venetian Marks and related uses of the Venetian Marks by the Company shall conform to the reasonable standards set by and be under the control of Venetian, such standards to be provided in writing from time to time by Venetian.

                        vi. QUALITY MAINTENANCE. The Company shall cooperate with Venetian in facilitating Venetian's control of the nature and quality of the use of the Venetian Marks, shall permit reasonable inspection of the Venetian Casino Sites, and shall assist Venetian in obtaining specimens of all uses of the Venetian Marks upon request.

                        vii. ATTRIBUTION. The Company shall clearly indicate on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, in any format reasonably requested by Venetian, consistent with appropriate regulatory requirements, that the Venetian Marks are trademarks and service marks of Venetian.

                        viii. TERMINATION OF LICENSE TO USE MARKS. Venetian shall have the right to terminate the license of the Venetian Marks to the Company (A) upon not less than thirty (30) days prior written notice the Company in the event of any affirmative act of insolvency by the Company (as agreed to in good faith by the Managers of the Company) that is not dismissed within ninety (90) days; or (B) upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Company has breached the license by materially exceeding the scope of the Venetian Marks license or upon a finding in Venetian's reasonable opinion that use of the Venetian Works by the Company is materially contrary to the quality, nature and image that Venetian desires to portray with the Venetian Marks, and such breach is not cured within thirty (30) days, or (C) upon the occurrence of any act which would constitute cause for termination under Article 15 hereof.

                        ix. EFFECT OF TERMINATION. Termination of the license from Venetian to the Company to use the Venetian Marks shall be deemed a termination of this Agreement pursuant to Section 15.2 hereof. Upon termination of the license from Venetian to the Company to use the Venetian Marks, the Company shall (A) immediately discontinue all use of the Venetian Marks, name, and any term, graphic or symbol that may be confusingly similar thereto, (B) delete same from the Venetian Casino Sites and from all media in the possession or control of the Company and (C) execute whatever documents Venetian deems necessary to effect the intent of this Section.

                  b. WORKS LICENSE. A nonexclusive (except as otherwise provided in Section 4.2(b)(iii), non-transferable license to use the Venetian Works on the Venetian Casino Sites subject to the following conditions:

                        i. TERM. The term of the license shall be from the June 7, 2002, until the Company is dissolved or the Works license is terminated.

                        ii. LIMITATION OF USE. The license from Venetian to the Company to use, modify, reproduce and distribute the Venetian Works is limited to use by the Company of the Venetian Works on the Venetian Casino Sites.

                        iii. LIMITATION OF EXCLUSIVITY. During the term of this Agreement, Venetian shall not license the Venetian Works for use on any other internet gambling sites that accept live wagers and which compete with the Venetian Casino Sites.

                        iv. OWNERSHIP OF WORKS. The Company will acknowledge Venetian's exclusive ownership in or control of the Venetian Works. Company will do nothing inconsistent with such ownership will reasonably assist Venetian, at Venetian's cost, in any and all efforts to record Venetian's rights in, to and arising out of the Venetian Works. Nothing in this Agreement shall give the Company any right, title or interest in the Venetian Works other than the right to use the Venetian Works in accordance with the license and the Company's Operating Agreement. The Company will not attack the title of Venetian to the Venetian Works or attack the validity of the license concerning the Venetian Works.

                        v. SUBLICENSE. The Company may sublicense the use, modification and reproduction of the Venetian Works to SSPG for the sole purpose of incorporating the Venetian Works into the visual presentation of the Software. The Venetian and SSPG hereby acknowledge and agree that any derivative works of the Venetian Works shall be the sole property of the Company, to the extent that such derivative works do not incorporate the Venetian Marks.

                        vi. ATTRIBUTION. The Company shall clearly indicate, on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, that Venetian owns the copyright in and to the Venetian Works. The

Company shall include the following phrase "(C) 2002 Venetian Casino Resort, LLC, All Rights Reserved," or such other date or ownership attribution as Venetian may direct.

                        vii. TERMINATION OF LICENSE TO USE WORKS. Venetian shall have the right to terminate the license of the Venetian Works to the Company (A) upon not less than thirty (30) days prior written notice to the Company in the event of any affirmative act of insolvency by the Company (as agreed to in good faith by the Managers of the Company) that is not dismissed within ninety (90) days; or (B) upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Company has breached the license by materially exceeding the scope of the Venetian Works license or upon a finding in Venetian's reasonable opinion that use of the Venetian Works by the Company is materially contrary to the quality, nature and image that Venetian desires to portray with the Venetian Works, and such breach is not cured within thirty (30) days; or (C) upon the occurrence of any act which would constitute cause for termination under Article 15 hereof.

                        viii. EFFECT OF TERMINATION. Termination of the license from Venetian to the Company to use the Venetian Works shall be deemed a termination of this Agreement pursuant to Section 15.2 hereof. Upon termination of the license from Venetian to the Company to use the Venetian Works, or upon the termination of this Agreement, The Company shall (A) immediately discontinue all use of the Venetian Works, (B) delete same from the Venetian Casino Sites and from all media in the possession or control of the Company and (C) execute whatever documents Venetian deems necessary to effect the intent of this Section.

                        ix. LIMITED INDEMNIFICATION. Venetian shall defend SSPG and the Company and hold SSPG and the Company harmless, at the expense of Venetian, against any Action brought against SSPG and the Company to the extent that it is based on a claim that the Venetian Works, or any part of them, infringe or conflict with the Intellectual Property right, title, interest or license of a third person. Should the Venetian Works become the subject of a claim of infringement of Intellectual Property, Venetian shall have the option, to exercise in its sole discretion, to either (A) substitute the Intellectual Property at issue, provided that such substitution does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity and the Company, or materially alter the legality, usability or performance of the Venetian Casino Sites, (B) provide an alternative to using the Intellectual Property at issue, (C) procure for the Company the right to continue using the Intellectual Property at issue; or (D) if the foregoing are not reasonably available, terminate the license.

                  c. VENETIAN LISTS. A nonexclusive, non-transferable license to use the Venetian Lists, provided by Venetian to the Company for the Venetian Casino Sites subject to the following conditions:

                        i. EXCLUSIVE USE. The Company shall use the Venetian Lists solely in connection with the operation of the Venetian Casino Sites.

                        ii. TERM. The term of the license shall be from the date of Closing until the Company is dissolved.

                        iii. NON-DISCLOSURE AND SAFE KEEPING.

                                    A. ACKNOWLEDGMENT. The Company will
acknowledge and agree that the Venetian Lists are trade secrets of Venetian or its parent company or Affiliates, and that the Venetian Lists are trade secrets as defined by the Uniform Trade Secrets Act as enacted in Nevada pursuant to Nevada Revised Statutes Title 52 Chapter 600A.030.5.

                                    B. NON DISCLOSURE. The Company shall not
disclose the Venetian Lists to any person or entity without the prior written permission of Venetian, which may be withheld in the sole and absolute discretion of Venetian.

                                    C. MATERIALS. The Company and its employees,
officers, members, representatives and other agents shall not copy the Venetian Lists in any form without the prior written permission of Venetian which may be withheld in the sole and absolute discretion of Venetian.

                                    D. SAFE-KEEPING. The Company shall keep the
Venetian Lists in a locked, limited access environment, and shall not have any portion of the Venetian Lists in electronic form that is potentially accessible by Unauthorized Users.

                                    E. RETURN OR DESTRUCTION. At any time during
the term of this Agreement, or upon the expiration or termination of this Agreement, the Company shall return or destroy, at the sole discretion of Venetian, all media containing the Venetian Lists and provide Venetian with a written affidavit confirming the return or destruction of such media.

                                    F. OBLIGATIONS OF THE COMPANY'S
REPRESENTATIVES. The Company shall enter into a written confidentiality agreement that perpetually protects the Venetian Lists with any employees, officers, representatives, and agents of the Company that have access to the Venetian Lists, with the form and substance of such a confidentiality agreement to be subject to Venetian's reasonable approval.

                                    G. PERPETUAL OBLIGATIONS. The obligation of
the Company, its employees, members, officers, representatives and agents to maintain the confidentiality of the Venetian Lists shall survive the termination of this Agreement in perpetuity.

                                    H. TERMINATION OF LICENSE TO USE LISTS.
Venetian shall have the right to terminate the license of the Venetian Lists to the Company (i) upon not less than thirty (30) days prior written notice to the Company in the event of any affirmative act of insolvency by the Company (as agreed to in good faith by the Managers of the Company) that is not dismissed within ninety (90) days; or (ii) immediately upon a good faith finding in Venetian's reasonable opinion that Company has breached any provision of Section 4.2(c)(iii) hereof; or (iii) upon the occurrence of any act which would constitute cause for termination under Article 15 hereof.

                                    I. EFFECT OF TERMINATION. Termination of the
license from Venetian to the Company to use the Venetian Lists shall be deemed a termination of this Agreement and of the Company pursuant to Section 15.2 hereof. Upon termination of the license from Venetian to the Company to use the Venetian Lists, The Company shall (i) immediately discontinue all use of the Venetian Lists, (ii) return or destroy all media that contains the Venetian Lists, or any portion thereof, the decision to destroy or return shall be in the sole and absolute discretion of Venetian, and (iii) shall promptly execute whatever documents Venetian deems necessary to effect the intent of this Section.

                  d. CROSS MARKETING. Commercially reasonable efforts to promote the Venetian Casino Sites to Appropriate Visitors.

                  e. CAPITAL CONTRIBUTION. Capital to the Company not to exceed the Venetian Cap, to be used to cover one third (1/3) of the actual Design and Implementation Costs and initial Operating Costs for the Venetian Casino Sites pursuant to Sections 4.4 and 4.5 hereof, provided that (i) the Company provides Venetian with a written detailed plan for implementation along with the Design and Implementation Costs estimate as set forth in Section 12.7 hereof, (ii)

Venetian, in writing, approves of the detailed plan for implementation and the estimate Design and Implementation Costs, (iii) the Company provides Venetian with an actual accounting of the Design and Implementation Costs, and (iv) the actual Design and Implementation Costs do not exceed the estimated Design and Implementation Costs by more than fifteen percent (15%) of the estimated Design and Implementation Costs.

                  f. DOMAIN NAME. A license to use a domain name or set of domain names for the Venetian Casino Sites. All domain names shall be owned by Venetian and remain the property of Venetian.

         4.3 SSPG CONTRIBUTIONS. For its portion of ownership interest in the Company, upon execution of this Agreement SSPG shall contribute the following:

                  a. FEES FOR ONLINE CASINO SOFTWARE

                        i. GET SOFTWARE LICENSE FEES. Payments made by the Company for the nonexclusive, limited license to use, publicly display, modify, reproduce, and copy the online casino software licensed by GET Entertainment Technology ("GET") (the "CASINO SOFTWARE") for use by the Company for the Venetian Casino Sites shall be deducted from SSPG's proportionate share of the Net Company Revenue. Exhibit K provides an example, based on estimated revenue and cost projections, illustrating the flow of license payments for the Casino Software license. Such fees shall be paid to GET directly by the Company in exchange for a license that shall provide, but not be limited to, (A) modifications to the Casino Software by or for the Company shall be owned by the Company, (B) all Casino Software source code, and all source code modifications, shall be placed in Escrow with an independent third party software escrow agent, and (C) GET will indemnify the Company for any intellectual property related claims made by third parties, where such claims are related to the Casino Software or its intended use.

                        ii. EXCLUSIVITY LIMITATION. During the term of the Company SSPG or its parent or Affiliate companies shall not itself operate, nor shall it enter into any other joint venture to operate an online gambling sites. The foregoing notwithstanding, nothing in this Agreement shall preclude or otherwise prevent SSPG or its parent or Affiliate companies from providing technologies, services, or licenses to other entities.

                  b. SSP SOFTWARE SUBLICENSE. A nonexclusive, limited sublicense to use, publicly display, modify, reproduce, and copy the SSP Software exclusively for the Venetian Casino Sites subject to the following conditions:

                        i. TERM. The term of the sublicense shall be from the date of Closing until the Company is dissolved or the sublicense is terminated.

                        ii. LIMITATION ON LICENSE. The license in the SSP Software shall only be applicable to uses, displays, modifications, reproductions and copies directly related to the development, implementation, operation and enhancement of the Venetian Casino Sites.

                        iii. OWNERSHIP OF INITIAL WORKS. The Company will acknowledge SSPG's license to, ownership in, or control of the portions of the SSP Software licensed by SSPG as initially delivered to the Company through SSPG or any SSPG wholly owned subsidiary (the "INITIAL SSP SOFTWARE"). The Company will do nothing inconsistent with such ownership or control and shall reasonably assist SSPG at, SSPG's cost, in any and all efforts to record SSPG's rights in, to and arising out of the Initial SSP Software. Nothing in this Agreement shall give the Company any right or title in the Initial SSP Software other than the right to use, publicly display, modify, reproduce and copy the Initial SSP Software in accordance with the sublicense and the Company's Operating Agreement and the Company will not attack the title of SSPG or its licensor to the Initial SSP Software as initially delivered or attack the validity of the SSP Software or any license concerning the SSP Software.

                        iv. OWNERSHIP OF DERIVATIVE WORKS. To the extent that modifications, enhancements and changes are made to the Initial SSP Software by the Company, such modifications, enhancements and changes shall be considered derivative works owned by the Company.

                        v. TRADEMARKS. To the extent that any SSPG trademarks, or trademarks of a SSPG wholly owned subsidiary or parent corporation, exist in the Initial SSP Software, such trademarks shall remain in the SSP Software. If SSPG determines that it no longer wishes the Company to use any such SSPG trademark on the Venetian Casino Sites, the Company shall, to the best of its ability, remove such SSPG trademarks as requested by SSPG.

                        vi. ATTRIBUTION. The Company shall clearly indicate on the Venetian Casino Sites and in the Venetian Casino Sites' user terms and conditions, that SSPG or its subsidiary owns the copyright in and to the SSPG Software. Company shall include the following phrase "(C) 2002 SSP Solutions, Inc., All Rights Reserved," or such other date or ownership attribution as SSPG may direct.

                        vii. LIMITED INDEMNIFICATION. SSPG shall defend Venetian and hold Venetian and the Company harmless, at the expense of SSPG, against any Action brought against Venetian or the Company to the extent that it is based on a claim that the SSPG Software or SSPG Hardware, or any part of it, infringes or conflicts with the Intellectual Property right, title, interest or license of a third person. Should the SSPG Software or SSPG Hardware become the subject of a claim of infringement of Intellectual Property, SSPG shall have the option, to exercise in its sole discretion, to either (A) substitute the Intellectual Property at issue, provided that such substitution does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity or materially alter the legality, usability or performance of the Venetian Casino Sites, (B) provide an alternative to using the Intellectual Property at issue, provided that such alternative does not jeopardize the maintenance or acquisition of any gaming related licenses in any jurisdiction of any Venetian related entity or materially alter the legality, usability or performance of the Venetian Casino Sites, (C) procure for the Company the right to continue using the Intellectual Property at issue; or (D) if the foregoing are not reasonably available, terminate the sublicense.

                        viii. TERMINATION OF SUBLICENSE TO USE SSPG SOFTWARE. SSPG shall have the right to terminate the SSPG Software sublicense to the Company (A) upon not less than thirty (30) days prior written notice to the Company in the event of any affirmative act of insolvency by the Company (as agreed to in good faith by the Managers of the Company) that is not dismissed within ninety (90) days, (B) or upon not less than thirty (30) days prior written notice (such notice shall detail the alleged breach and the conditions for cure) that the Company has breached the sublicense by exceeded the scope of the SSPG Software sublicense and such breach is not cured within thirty (30) days.

                        ix. EFFECT OF TERMINATION. Termination of the sublicense from SSPG to the Company to use the SSPG Software shall be deemed a termination of this Agreement pursuant to Section 15.3 hereof. Upon termination of the sublicense from SSPG to the Company to use the SSPG Software, or upon the termination of this Agreement, the Company shall within one hundred eighty (180) days of written notice from SSPG (A) immediately discontinue all use of the SSPG Software, (B) delete same from the Venetian Casino Sites and from all media in the possession or control of Venetian or the Company to the extent permitted by all applicable laws, orders and regulations, and (C) execute whatever documents SSPG deems necessary to effect the intent of this Section of the Agreement. During such one hundred eighty (180) day period, all Company Net Revenue payable to SSPG under this Agreement shall continue to be paid to SSPG until all use of the SSPG Software has been discontinued. Notwithstanding any other provision of this Agreement, all data generated by the Company, whether or not through, by or in relation to the SSPG Software, shall be retained by the Parties for not less than three years after the termination of the Company or such other time period that is specified by the Jurisdiction.

                  c. SSP HARDWARE. Notwithstanding any language to the contrary in Section 4.3 hereof, SSPG will provide, at Most Favored Customer pricing, all required SSP Hardware for secured transaction and information processing for use with the Venetian Casino Sites.

                  d. SSPG FACILITY. Notwithstanding any language to the contrary in Section 4.3 hereof, the Company may enter into a paid sublease (at fair market value) with SSPG to use the SSPG Facilities or shall obtain other facilities for housing all of the Company's operations until the Members agree to move such operations to a different physical location or locations.

                  e. TRAINING SERVICES.

                        i. TRAINING. Upon the reasonable request of the Company, SSPG shall provide, reasonable instruction to personnel of the Company in the operation, management and administration of the Software. SSPG and the Company shall, prior to accepting any wager through the Venetian Casino Sites, create a training support services plan in accordance with the requirements of the Jurisdiction, such plan shall be attached and incorporated herein as Exhibit H hereof (the "TRAINING AND SUPPORT REQUIREMENTS"). The training shall include, without limitation, the training support services described in the Training and Support Requirements. The sessions at which such instruction is to be provided shall be scheduled at times mutually agreed to by SSPG and the Company and shall be conducted at a location reasonably selected by the Company. Sufficient sessions shall be scheduled to permit the size of each session to be limited to ten people. The Company shall provide a suitable location for training and SSPG shall provide a complement of equipment that SSPG deems suitable for training the Company's personnel. SSPG shall furnish the Company at least one copy of a reasonably comprehensive operators manual with respect to the Software. The Company may make additional copies of the manuals.

                        ii. ADDITIONAL TRAINING MATERIALS. In addition to the foregoing provisions of this Section 4.3, SSPG shall provide at no cost the following training materials as appropriate: detailed feature explanations in the form of a training text and not a software specification; a thorough description of feature interactions; and organized, customized quick reference guides.

                  f. MAINTENANCE SERVICES

                        i. TELEPHONE AND ELECTRONIC SUPPORT. SSPG shall maintain or otherwise provide for a 24-hour, seven days per week telephone support service to accept and respond to second line support calls from the Company as follows:

                                    A. SSPG shall respond by electronic means to
any and all telephone calls from the Company relating to required maintenance, problem solving or explanation concerning any aspect of the Software. SSPG shall use its best efforts to respond to a service call by telephone within two hours of the Company's placement of the call and have a customer support representative assisting and accessing the Software by electronic methods within two hours of the Company's telephone call to SSPG notifying SSPG of a problem with, or issue concerning, the Software.

                                    B. Any calls received during the hours of
6:00 p.m. to 8:00 a.m. Greenwich Mean Time, and all hours on Saturday and Sunday, and federal holidays which relate to the Software which are not deemed, by mutual agreement, to be assistance necessary to make the Software function and perform as described in the Software documentation is considered billable support. The Company agrees to pay SSPG a fee based upon the actual service time incurred in connection with any billable calls at SSPG's Most Favored Customer hourly rates. All services calls falling within the terms of this Section 4.3(f)(i), will be responded to by the next business day.

                        ii. SOFTWARE UPDATES. The Company shall be entitled to receive updates to the Software at no additional charge if such updates are offered to any other customer of SSPG or a SSPG subsidiary at no charge, or on a Most Favored Customer cost basis.

                        iii. SOFTWARE PROBLEM REPORTING. The Company shall submit to SSPG reports concerning potential errors in the Software. The Company shall provide SSPG all data that it has reasonably available to it concerning potential errors that SSPG reasonably may request in order to reproduce operating conditions similar to those present when the potential error was discovered.

                        iv. ERROR FIXES. SSPG shall investigate each potential error reported by the Company and determine whether in SSPG's reasonable judgment the reported problem is an error and whether the error is in the Software. If SSPG determines in good faith that there is an error in the Software documentation, SSPG shall correct the documentation and supply the Company a corrected copy or pages of it. If SSPG determines that there is an error in the Software, SSPG will use its best efforts to provide as soon as possible an avoidance procedure for and/or a correction of the error through telephone support and/or remote on-line access.

                        v. INSTALLATION OF ERROR FIXES. The Company shall have a reasonable opportunity to test and determine whether to install all error fixes supplied by SSPG. Except as may otherwise by mutually agreed by the Members, failure to install any error fix will terminate SSPG's obligation to provide maintenance services as provided in this Section 4.3.

                        vi. INSTALLATION OF SSPG UPDATES. The Company shall have a reasonable opportunity to test and determine whether to install within any Software updates supplied by SSPG. Accept as may otherwise by mutually agreed by the Members, failure to install any SSPG Updates will terminate SSPG's obligation to provide maintenance services as provided in this Section 4.3.

                        vii. ELECTRONIC ACCESS. SSPG shall provide the Company with secure electronic access to the Software for SSP's maintenance services. SSPG shall maintain the secrecy and security of such electronic maintenance access.

                        viii. SECURE AUDIT ACCESS. SSPG shall provide Venetian and official governmental gaming regulators with secure electronic access to the Venetian Casino Sites data to enable Venetian and official governmental gaming regulators to, at any time, audit all aspects of the Venetian Casino Sites and the transactions performed by the Venetian Casino Sites.

                        ix. COMPANY MODIFICATION. SSPG shall have no obligation to service the Software if any changes to the source code are made by any employee or agent of the Company, or if SSPG-provided error fixes and updates are not installed (except as may be otherwise agreed by the Members).

                        x. ON-SITES MAINTENANCE. If SSPG determines in good faith that a problem or error with the Software requires SSPG to visit the location of the servers to correct the problem, then the Company shall provide SSPG with physical access to the servers in a manner that is consistent with the laws and regulations of the jurisdiction in which the servers sit, and consistent with the laws and regulations of the jurisdiction in which the Venetian Casino Sites has its gaming licenses.

                        xi. REVIEW OF ALL CHANGES. Notwithstanding any other provision of this Agreement, prior to the implementation of any proposed changes to the Software or Venetian Casino Sites, such proposed changes must be reviewed by Venetian and SSPG and such proposed changes shall not be implemented without the written consent of Venetian and SSPG.

                        xii. LOG OF ALL CHANGES. SSPG shall create and deliver to Company a monthly log of all changes to the Software implemented by SSPG or its subsidiaries or Affiliates.

                  g. REGULATORY COMMUNICATIONS SUPPORT. Upon the reasonable request of Venetian or the Company, at reasonable times specified by Venetian or the Company, SSPG shall prepare and deliver presentations regarding the operations and security of the Venetian Casino Sites to regulators and other government officials.

                  h. SOURCE CODE AND HARDWARE SCHEMATICS ESCROW.

                        i. Within thirty (30) days of the date of Closing, SSPG shall enter into an Escrow Agreement, in a form as set forth in Exhibit J, and shall deposit with Data Securities International a copy of the available buildable Source Code and schematics for SSPG Hardware ("DEPOSIT MATERIALS"). The Company shall be responsible for paying all maintenance costs to the Escrow Agent during the term of this Agreement. SSPG shall keep the Deposit Materials in escrow current by providing to Data Securities International, a new deposit of the available Source Code for all updates while this Agreement is in effect.

                        ii. The Company shall have access to the Deposit Materials only upon the occurrence of any of the following events, subject to the provisions set forth in the Escrow Agreement:

                                    A. The dissolution of SSPG.

                                    B. The cessation of support for the SSPG
Hardware, SSPG Software.

                                    C. A material breach of the Company's
Operating Agreement or any license or sublicense from SSPG to the Company by SSPG not cured within ninety (90) days from when written notice is sent to SSPG.

                                    D. Termination of the Company's Operating
Agreement or any license or sublicense from SSPG to the Company due to the insolvency of SSPG.

                        iii. Upon a release of the Deposit Materials, as set forth in Section 4.5 of the Escrow Agreement, the Company shall, solely in connection with operating, maintaining and enhancing the Venetian Casino Sites, have the right to use, make, build, modify, enhance, reproduce, compile, repair, and publicly display the SSPG Hardware, and SSPG Software, and shall have the right to engage third parties to modify, make, build, enhance, reproduce, repair, compile, and publicly display the SSPG Hardware and SSPG Software.

                  i. THIRD PARTY SOFTWARE. Except for the Casino Software and SSP Software, SSPG shall provide all proposed third party software licenses for review and approval by the Company and Venetian. SSPG shall, upon the written consent of Venetian and Company, procure a license for all third party software on behalf of the Company that is reasonably required for the operation of the Venetian Casino Sites; the costs of procurement shall be part of the Design and Implementation Costs. SSPG shall provide all reasonably required assistance in installing, configuring and testing the third party software for interoperation with the SSPG Software.

                  j. CAPITAL CONTRIBUTION. Capital to the Company not to exceed the SSPG Cap, to be used to cover two thirds (2/3) of the actual Operating Costs and Design and Implementation Costs for the Venetian Casino Sites pursuant to Sections 4.4. and 4.5 hereof, provided that (i) the Company provides SSPG with a written detailed plan for implementation along with the Design and Implementation Costs estimate as set forth in Section 12.7 hereof, (ii) SSPG, in writing, approves of the detailed plan for implementation and the estimate Design and Implementation Costs, (iii) the Company provides SSPG with an actual accounting of the Design and Implementation Costs, and (iv) the actual Design and Implementation Costs do not exceed the estimated Design and Implementation Costs by more than fifteen percent (15%) of the estimated Design and Implementation Costs.

         4.4 OPERATING COSTS PAYMENTS. Each month after Closing, the Company shall issue a detailed report of Gross Company Revenue and Operating Costs ("MONTHLY REPORT"). If Operating Costs exceed Gross Company Revenue, then (a) provided that the sum of all SSPG Capital Contribution to the Company during the existence of the Company does not exceed the SSPG Cap, SSPG shall, within thirty days of receipt of the Monthly Report, pay to the Company two thirds (2/3) of the difference between Operating Costs and Gross Company Revenue, and (b) provided that the sum of all Venetian Capital Contribution to the Company during the existence of the Company does not exceed the Venetian Cap, Venetian shall, within thirty days of receipt of the receipt of the Monthly Report, pay to the Company one third (1/3) of the difference between Operating Costs and Gross Company Revenue.

         4.5 DESIGN AND IMPLEMENTATION COST PAYMENTS. Each month after Closing, the Company shall issue a detailed report of the Design and Implementation Costs incurred for that month ("DEVELOPMENT REPORT"). If there are any Design and Implementation Costs incurred during the month of the Development Report, then
(a) provided that the sum of all SSPG Capital Contribution to the Company during the existence of the Company does not exceed the SSPG Cap, SSPG shall, within thirty days of receipt of the Development Report, pay to the Company two thirds (2/3) of the Design and Implementation Costs, and (b) provided that the sum of all Venetian Capital Contribution to the Company during the existence of the Company does not exceed the Venetian Cap, Venetian shall, within thirty days of receipt of the Development Report, pay to the Company one third (1/3) of the Design and Implementation Costs.

         4.6 ADDITIONAL CAPITAL CONTRIBUTIONS. Except with respect to the Capital Contributions set forth in Sections 4.2 and 4.3 hereof, and as otherwise provided for under the Act, unless all Members agree, no Member shall be obligated to make any additional Capital Contributions to the Company. If the Company needs additional cash to meet its obligations, it shall seek such capital in the following manner:

                  a. First, from additional Capital Contributions from the Members of the Company in proportion to their Applicable Percentage Interests -
- or in such other proportions as may be unanimously agreed upon by the Members.

                  b. Second, from any source from which the Company may borrow additional capital, including, without limitation, any Member, provided, however, no Member shall be obligated to make a loan to the Company;

                  c. Third, from an additional disproportionate Capital Contribution from one or more Members of the Company. Such disproportionate Capital Contributions shall be deemed "EXTRAORDINARY CAPITAL CONTRIBUTIONS" and shall be entitled to the Priority Return as calculated in Section 7.3 hereof.

         4.7 WITHDRAWAL OR REDUCTION OF MEMBERS' CONTRIBUTIONS TO CAPITAL.

                  a. A Member shall not receive out of the Company's Property any part of such Member's contributions to capital until all liabilities of the Company, excluding liabilities to Members on account of their contributions to capital, have been paid or there remains Property of the Company sufficient to pay them.

                  b. Subject to the provisions of Section 4.7 (a) hereof, a Member may rightfully demand distribution of its Capital Account only upon the dissolution of the Company.

                  c. A Member shall not resign from the Company before the dissolution and winding up of the Company pursuant to Article 15 hereof, unless Members holding a majority of Applicable Percentage Interests consent. A resigning Member's vote shall be included in determining whether such majority consent has been granted.

                  d. A Member resigning with the consent of Members holding a majority of the Applicable Percentage Interests shall be entitled to receive, within a reasonable time after resignation, the fair market value of its interest as of the date of resignation as determined by the accountants regularly employed by the Company.

                  e. A Member, irrespective of the nature of such Member's contribution, has the right to demand and receive only cash in return for such Member's contribution to capital.

         4.8 MISCELLANEOUS.

                  a. NO INTEREST ON CAPITAL CONTRIBUTION. No Member shall be entitled to or shall receive interest on such Member's Capital Contribution.

                  b. NO WITHDRAWAL OF CAPITAL CONTRIBUTION. No Member may demand a return of his Capital Contribution except as expressly provided herein or in the Act.

         4.9 NO THIRD PARTY BENEFICIARIES. The provisions of this Article 4 are not intended to be for the benefit of and shall not confer any rights on any creditor or other Person (other than a Member in such Member's capacity as a Member) to whom any debts, liabilities or obligations are owed by the Company or any of the Members.

                                   ARTICLE 5
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS
                 ----------------------------------------------

         5.1 INITIAL INTERESTS. In exchange for the Capital Contributions as set forth in Sections 4.2 and 4.3 hereof, the Applicable Percentage Interest of each Member shall be as follows:

                                                           VENETIAN       SSPG
                                                           --------       ----

Initially:                                                  33 1/3%     66 2/3%

Beginning immediately when Aggregate Net Company Revenue    50%         50%
   exceeds the Design and Implementation Costs:

Beginning immediately when Aggregate Net Company            60%         40%
   Revenue exceeds Two Million Dollars ($2,000,000.00)

Beginning immediately when Aggregate Net Company            80%         20%
   Revenue exceeds Four Million Dollars ($4,000,000.00):

         5.2 SECURITIES LAW QUALIFICATION. THE MEMBERS ARE AWARE THAT THE MEMBERSHIP INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE AND, THEREFORE, THE MEMBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN THE COMPANY FOR AN INDEFINITE PERIOD OF TIME. THERE IS NO PUBLIC TRADING MARKET FOR THE MEMBERSHIP INTERESTS AND IT IS NOT ANTICIPATED THAT ONE WILL DEVELOP. ADDITIONALLY, THERE ARE SUBSTANTIAL RESTRICTIONS UPON THE TRANSFERABILITY OF THE MEMBERSHIP INTERESTS. SALE OR ASSIGNMENT BY A MEMBER OF ITS MEMBERSHIP INTERESTS OR SUBSTITUTION OF MEMBERS MAY BE SUBJECT TO CERTAIN CONSENTS. THE MEMBERSHIP INTERESTS CANNOT BE RESOLD OR TRANSFERRED WITHOUT (i) REGISTRATION UNDER THE 1933 ACT, OR (ii) AN EXEMPTION FROM REGISTRATION. THEREFORE, MEMBERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENTS IN THE EVENT OF AN EMERGENCY. FURTHER, MEMBERSHIP INTERESTS MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. MEMBERSHIP INTERESTS SHOULD BE CONSIDERED ONLY AS A LONG TERM INVESTMENT.

                                   ARTICLE 6
                        ALLOCATIONS OF PROFITS AND LOSSES
                        ---------------------------------

         6.1 ALLOCATION OF PROFITS. After giving effect to the special allocations set forth in Section 1.2 of Appendix 1, Profits for any Fiscal Year shall be allocated as follows:

                  a. First, one hundred percent (100%) in proportion to the losses reallocated to each Member pursuant to Section 6.3 hereof, in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to such Members pursuant to Section 6.3 hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Members pursuant to this Section 6.1(a) for all prior Fiscal Years;

                  b. Second, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Losses allocated to each Member pursuant to Section 6.2(c) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to each Member pursuant to this Section 6.1(b) for all prior Fiscal Years;

                  c. Third, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the sum of (A) the cumulative Priority Return (as defined in Section 7.3 hereof) of each Member from the commencement of the Company to the last day of such Fiscal Year, plus
(B) the cumulative Losses allocated to each Member pursuant to Section 6.2(b) hereof for all prior Fiscal Years, over (ii) the cumulative Profits allocated to such Member pursuant to this Section 6.1(c) for all prior Fiscal Years.

                  d. The balance, if any, to each Member pro rata in proportion to such Member's Applicable Percentage Interest.

         6.2 ALLOCATION OF LOSSES. After giving effect to the special allocations set forth in Section 1.2 of Appendix 1, Losses for any Fiscal Year shall be allocated as follows, subject to Section 6.3 hereof:

                  a. First, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Profits allocated pursuant to Section 6.1(d) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated pursuant to this Section 6.2(a) for all prior Fiscal Years;

                  b. Second, one hundred percent (100%) to the Members, in proportion to, and to the extent of the excess, if any, of (i) the cumulative Profits allocated to each such Member pursuant to Section 6.1(c) hereof for all prior Fiscal Years, over (ii) the cumulative Losses allocated to such Members pursuant to this Section 6.2(b) for all prior Fiscal Years;

                  c. Third, the balance, if any, to the Members pro rata in proportion to such Member's Applicable Percentage Interest.

         6.3 LOSS LIMITATION AND REALLOCATION. The Losses allocated pursuant to
Section 6.2 hereof shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of the Fiscal Year. In the event that some, but not all of the Members would have an Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 6.2 hereof, the limitation set forth in this Section 6.3 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members' Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

                                    ARTICLE 7
                                  DISTRIBUTIONS
                                  -------------

         7.1 NET CASH FLOW FROM OPERATIONS. Except as otherwise provided in
Section 15.5 (on liquidation) hereof, and subject to the mandatory tax distribution set forth in Section 7.4 hereof, Net Cash Flow from Operations shall be distributed with respect to a Fiscal Year at times determined by the Managers in the following order and priority:

                  a. First, to the Members in proportion to and until each Member has received an amount equal to the excess, if any, of such Member's cumulative Priority Return (as defined below) from the inception of the Company to the end of such Fiscal Year, over the sum of all prior distributions to such Member pursuant to this Section 7.1(a) or Section 7.2(a) hereof; and

                  b. The balance, if any, to each Member, pro rata in proportion to such Member's Applicable Percentage Interest.

         7.2 NET CASH FROM SALES AND REFINANCINGS. Except as otherwise provided in Section 15.5 (on liquidation) hereof, and subject to the mandatory tax distribution set forth in Section 7.4 hereof, Net Cash from Sales and

Refinancings shall be distributed with respect to a Fiscal Year at times determined by the Managers in the following order and priority:

                  a. First, to the Members in proportion to and until each Member has received an amount equal to the excess, if any, of such Member's cumulative Priority Return (as hereinafter defined) from the inception of the Company to the end of such Fiscal Year, over the sum of all prior distributions to such Member pursuant to this Section 7.2(a) or 7.1(a) hereof;

                  b. Second, to the Members in proportion and to the extent of their respective Unreturned Extraordinary Capital Contributions (as defined below); and

                  c. The balance, if any, to each Member, pro rata in proportion to such Member's Applicable Percentage Interest.

         7.3 UNRETURNED EXTRAORDINARY CAPITAL CONTRIBUTION AND PRIORITY RETURN. The "PRIORITY RETURN" of any particular Member means a sum equal to twelve percent (12%) per annum, determined on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which the Priority Return is being determined, cumulative (but not compounded) to the extent not distributed in any given Fiscal Year pursuant to Sections 7.1(a) or 7.2(a) hereof, of the average daily balance of such Member's Unreturned Extraordinary Capital Contribution (as hereinafter defined) from time to time during the period for which the Priority Return relates, commencing on the date that such Member first makes an Extraordinary Capital Contribution pursuant to Section 4.6(c) hereof. The "UNRETURNED EXTRAORDINARY CAPITAL CONTRIBUTION" of any Member on any particular date shall be equal to the excess, if any, of the aggregate Extraordinary Capital Contributions then made as of such date by such Member pursuant to Section 4.6 (c) hereof, over the aggregate distributions then made as of such date to such Member pursuant to Section 7.2(b) or Section 15.5 hereof.

         7.4 TAX DISTRIBUTION. Except as otherwise provided in Section 15.5 (on liquidation), and provided that no distribution shall be made which will cause or increase an Adjusted Capital Account Deficit (as defined in Appendix 1 hereto) for a Member, the Company shall distribute (to the extent that sufficient funds exist after provision for expenses and reserves) no less than the Tax Distribution Amount (as defined below) pursuant to Sections 7.1, 7.2(a) and 7.2(c) no later than ninety (90) days after the close of each Fiscal Year. The "TAX DISTRIBUTION AMOUNT" shall be determined for each Fiscal Year by: (A) multiplying the Marginal Tax Rate (as defined below) for that Fiscal Year by the taxable income of the Company (as determined under Code Section 703(a)) for that Fiscal Year, and subtracting (B) the sum of all other distributions with respect to such Fiscal Year. The "MARGINAL TAX RATE" for any particular Fiscal Year shall be the highest tax rate that would be imposed on any Member under either
Section 1 or 11 of the Code, whichever is higher, for that Fiscal Year.

         7.5 SUSPENDED DISTRIBUTIONS. Notwithstanding any other provision of this Article 7, a Member may not receive a distribution from the Company to the extent that such distribution would create or increase such Member's Adjusted Capital Account Deficit as defined in Appendix 1 (a "SUSPENDED DISTRIBUTION"). However, for purposes of Sections 7.1 and 7.2 hereof, any Suspended Distributions which would otherwise have been made pursuant to Sections 7.1 and
7.2 hereof shall be treated as having been made. All or any portion of any Member's Suspended Distribution shall be made to such Member at the earliest possible time that such distribution can be made without violating the provisions of this Section 7.5.

                                   ARTICLE 8
                         BOOKS, RECORDS, AND ACCOUNTING
                         ------------------------------

         8.1 BOOKS AND RECORDS.

                  a. At all times during the existence of the Company, the Company shall keep and maintain, in accordance with generally accepted accounting principles, complete and accurate financial books and records in respect of its operation of the Venetian Casino Sites, including all records necessary to compute the amounts due Venetian and SSPG under this Agreement. Venetian and SSPG each shall have the right, upon three (3) business days notice and no more than once per twelve (12) month period, to appoint an independent third party certified business accountant to examine the Company's books and records related to the Venetian Casino Sites in order to verify the Company's compliance with this Agreement. Any such audit shall be at the expense of the Party requesting the examination.

                  b. The Company shall keep at its registered office such records as are required by the Act.

         8.2 MONTHLY RECONCILIATIONS. Net Company Revenue shall be calculated on a cumulative basis with monthly reconciliation by reference to the amount of Net Company Revenue at the end of each month. The Company shall provide to Venetian and SSPG on a monthly basis, by the 10th day of the following month, Venetian's share of Net Company Revenue, SSPG's share of Net Company Revenue and a report with information summarizing the calculation of Gross Company Revenue, Operating Costs, and all other deductions to arrive at Net Company Revenue, including but not limited to, all withholdings, taxes and fees, in a format and with such information as agreed between the Members.

         8.3 TAX RETURNS. The Company shall prepare and timely file, or cause to be prepared and timely filed, all income tax and other tax returns of the Company. The Company shall furnish to each Member a copy of all such returns together with all schedules thereto and such other information which each Member may reasonably request in connection with such Member's own tax affairs.

         8.4 BANK ACCOUNTS. The Company shall establish and maintain one or more separate accounts in the name of the Company in one or more federally insured banking institutions of its choosing into which shall be deposited all funds of the Company and from which all Company expenditures and other disbursements shall be made. All funds received directly from Venetian customers by the Venetian Casino Sites shall be paid into the customer bank account of the Company. All interest revenue earned upon such deposits shall be added to, and become part of, the Gross Company Revenue. Funds may be withdrawn from such accounts on the signatures of any two Managers.

                                   ARTICLE 9
                                   MANAGEMENT
                                   ----------

         9.1 GENERAL MANAGEMENT.

                  a. The business and affairs of the Company shall be managed by or under the direction of seven (7) Managers, who need not be Members of the Company. Subject to Section 9.1(b) hereof, Venetian shall appoint three (3) Managers with annually staggered terms of office of three (3) years; SSPG shall appoint three (3) Managers with annually staggered terms of office of three (3) years; and such six appointed Managers shall by majority vote select one (1) additional Manager with a term of one (1) year. Venetian hereby appoints the following Managers with the following initial terms of office:

              David Friedman                         One Year
              Bradley H. Stone                       Two Years
              William P. Weidner                     Three Year

and SSPG hereby appoints the following Managers with the following initial terms of office:

              Robert Brazell                         One Year
              Marvin Winkler                         Two Years
              Richard Depew                          Three Years

Such appointed Managers hereby select Robert Gorman as the initial additional Manager with a term of one year, and also as the Company's Chief Executive Officer pursuant to contract. Such Managers shall remain as Managers until such Manager's death, bankruptcy, incompetence, resignation, expiration of term of office or removal by the appointing Member in its sole discretion. In the event of such death, incompetence, resignation, expiration of term of office, or removal, the appointing Member of such Manager shall appoint, or reappoint, a successor Manager.

                  b. At any time when the cumulative Net Revenue since the formation of the Company exceeds Four Million Dollars, ($4,000,000.00), Venetian shall be entitled to appoint a successor Manager for the Manager whose term first expires and who was appointed by SSPG. Thereafter SSPG shall be entitled to appoint, or reappoint, successors to only the remaining two (2) Managers who have been appointed by SSPG; and Venetian shall be entitled to appoint, or reappoint, successors to the four (4) Managers who have been appointed by Venetian.

                  c. The Managers shall direct, manage and control the business of the Company and, subject to the limitations and qualifications set forth in this Section 9.1 and 9.2 hereof, shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Managers shall deem to be reasonably required in light of the Company's business and objectives. Without limiting the generality of the foregoing, the Managers shall have such power and authority to:

                        i. acquire property from any Person as the Managers may determine. The fact that a Member is directly or indirectly an Affiliate of such Person shall not prohibit the Managers from dealing with that Person;

                        ii. establish policies for investment and invest Company funds (by way of example but not limitation, in time deposits, short term governmental obligations, commercial paper or other investments);

                        iii. make distributions of available cash to Members;

iv. employ accountants, legal counsel, managers, managing agents or other experts or consultants to perform services for the Company with compensation from Company funds;

                        v. enter into any transaction on behalf of the Company involving the incurrence of any indebtedness or the hypothecation, encumbrance, or granting of a security interest or lien upon any Company Property;

                        vi. purchase liability and other insurance to protect the Company's Property and business;

                        vii. establish retirement, pension, deferred compensation, options, and other benefit plans for employees and Managing Persons;

                        viii. organize Entities to serve as the Company's subsidiaries and to determine the form and structure thereof;

                        ix. establish a board of directors; delegate management decisions thereto; appoint directors thereto and remove directors therefrom;

                        x. establish offices of Chief Executive Officer, President, Vice President, Secretary and Treasurer; delegate to such offices daily management and operational responsibilities; appoint Persons to act as such officers and remove Persons therefrom; and

                        xi. establish reasonable payments or salaries to Persons appointed as officers and directors.

                  d. Where this Agreement authorizes an act or a power of the Managers, the Company shall be bound by the act of (i) the Chief Executive Officer or any Manager with respect to matters involving amounts less than or equal to Five Thousand Dollars ($5,000); (ii) any two Managers (provided at least one such Manager is a Venetian appointee and one such Manager is an SSPG appointee) with respect to matters involving amounts greater than Five Thousand Dollars ($5,000) but less than or equal to Twenty-Five Thousand Dollars ($25,000); and (iii) any two Managers who are acting pursuant to specific authorization and approval by a majority vote of the Managers with respect to matters involving amounts in excess of Twenty-Five Thousand Dollars. Notwithstanding the foregoing, all proposed budgets and all employment agreements shall require specific authorization and approval by a majority vote of the Managers.

                  e. Unless authorized to do so by this Agreement or by a majority vote of the Managers, no Manager, Managing Person, Member, agent, or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose. However, the Managers may act (or may cause the company to act) by a duly authorized power of attorney.

                  f. Notwithstanding anything herein to the contrary, the Members and Managers hereby approve and ratify all actions taken, or obligations, duties and rights established, on behalf the Company by any Members prior to and in anticipation of the formation of the Company.

         9.2 ACTS REQUIRING MEMBER UNANIMOUS OR SUPERMAJORITY APPROVAL AND LIMITATION ON POWERS OF MANAGERS.

                  a. Notwithstanding anything to the contrary in this Agreement, the Managers shall not engage in any of the following transactions without the affirmative vote or written consent of Members owning collectively seventy-five percent (75%) of the Percentage Interests:

                        i. the merger or consolidation of the Company with any other Entity;

                        ii. a sale of all or substantially all of the Company's assets; or

                        iii. the voluntary commencement of a bankruptcy proceeding with the Company as a debtor or any assignment for the benefit of creditors of the Company.

                  b. Notwithstanding anything to the contrary in this Agreement, the Managers shall not engage in any of the following transactions without the unanimous vote or written consent of the Members:

                        i. any action which would result in a change in any Member's percentage interest of profits, losses, or distributions, except pursuant to compliance with Appendix 1;

                        ii. any action which would result in a change in the Capital Contributions required from any Member;

                        iii. any action which would result in an increase in the personal liability imposed upon any Member;

                        iv. the issuance of any additional Membership Interests; or

                        v. any amendments to the Articles of Organization or this Agreement.

         9.3 INITIAL MANAGER DUTIES. The Managers shall, as soon as practical after formation, perform the following tasks:

                  a. Prepare a business plan - prepare a business plan that at a minimum addresses marketing plans, revenue projections, cost projections, and plans for exploring new revenue streams.

                  b. Prepare a regulatory communications plan - prepare a plan for governmental and regulatory efforts and costs.

                  c. Prepare a regulatory compliance plan and policies - prepare a plan for complying with all regulatory agencies and governmental bodies with jurisdiction over the Company, Venetian and SSPG.

                  d. Prepare budgets - prepare operating and marketing budgets.

                  e. Prepare employee ownership share option policy.

                  f. Establish bank accounts.

         9.4 COMPENSATION. A Manager shall not receive compensation for services rendered as a Manager unless approved by a majority of the Managers.

         9.5 MEDIATION AND ARBITRATION.

                  a. All controversies and claims of any kind or nature whatsoever arising out of this Agreement, including, but not limited to controversies and claims with respect to the scope, interpretation or enforcement of this Agreement, shall be resolved promptly by arbitration between the Members and/or Managers.

                  b. The disputing party shall give the other party written notice of the dispute (the "ARBITRATION COMMENCEMENT DATE"). Within twenty (20) days after the Arbitration Commencement Date, the receiving party shall submit to the disputing party a written response. The notice and response shall include a statement of each party's position and a summary of the evidence and argument supporting its position. The parties shall meet at a mutually acceptable time and place within thirty (30) days after the Arbitration Commencement Date and thereafter as often as they reasonably deem necessary to agree upon appropriate rules and procedures for the arbitration of the dispute.

                  c. If the parties cannot agree upon rules and procedures for the arbitration of the dispute within sixty (60) days after the Arbitration Commencement Date, the controversy will be settled by arbitration by three arbitrators. Each party shall designate one arbitrator within seventy-five (75) days after the Arbitration Commencement Date. The two arbitrators shall designate a third arbitrator within ninety (90) days after the Arbitration Commencement Date to serve as the Chair of the arbitration. Each arbitrator shall have a Juris Doctorate or equivalent degree and any of the following:

                        i. at least five years of legal practice in an Intellectual Property group of a nationally recognized law firm practicing in a common law jurisdiction; or

                        ii. shall have served for at least five (5) years as a judge with experience in Intellectual Property matters.

No arbitrator shall have an affiliation or relationship with either party, nor shall he or she have any interest in or benefit from the outcome of the arbitration. The arbitrators shall be governed by the United States Arbitration Act, 9. U.S.C. ss.ss.1-16, and the Federal Rules of Civil Procedure and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. The place of arbitration shall be Clark County, Nevada. In addition to actual damages, the arbitrators are empowered to award reasonable attorney's fees and costs to the prevailing party.

                  d. All deadlines specified in this Section 9.5 may be extended by mutual agreement.

                  e. The procedures specified in this paragraph shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement, provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if, in its judgment, that action is necessary to avoid irreparable damage. Despite the seeking of preliminary judicial relief, the parties will continue to participate in good faith in the procedures specified in this paragraph. All applicable statutes of limitation shall be tolled while the procedures specified in this paragraph are pending. The parties will take any actions required to effectuate the tolling.

         9.6 NO LIABILITY FOR CERTAIN ACTS. A Managing Person of the Company shall perform such Managing Person's duties, in good faith, in a manner such Managing Person reasonably believes to be in the best interests of the Company. A Managing Person does not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. A Managing Person shall not be responsible to any Members because of a loss of their investment in the Company or a loss in the operations of the Company, unless the loss shall have been the result of the Managing Person not acting in good faith as provided in this Section. A Managing Person shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. A Manager shall be entitled to any other protection afforded to Manager under the Act. A Managing Person who so performs such Managing Person's duties shall not have any liability by reason of being or having been a Managing Person of the Company. In performing the duties of a Managing Person, a Managing Person shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed below unless such Managing Person has knowledge concerning the matter in question that would cause such reliance to be unwarranted:

                  a. one or more employees or other agents of the Company whom the Managing Person believes in good faith to be reliable and competent in the matters presented;

                  b. legal counsel, public accountants, or other Persons as to matters that the Managing Person believes in good faith to be within such Persons' professional or expert competence; or

                  c. a committee, upon which such Managing Person does not serve, duly designated in accordance with the provisions of this Agreement, as to matters within its designated authority, which committee the Managing Person believes in good faith to merit confidence.

         9.7 MANAGING PERSONS HAVE NO EXCLUSIVE DUTY TO COMPANY. Except as may be otherwise set forth in a Managing Person's employment agreement with the
Company: (a) a Managing Person shall not be required to manage the Company as such Managing Person's sole and exclusive activity; (b) each Managing Person may have other business interests and may engage in other activities in addition to those relating to the Company, even if such activities may be in competition with the Business of the Company; and (c) neither the Company nor any Member shall have any right, by virtue of this Agreement or the existence of the Company, to share or participate in such other investments or activities of any Managing Person regardless of whether such opportunities have been presented to the Company.

         9.8 INDEMNITY OF MANAGING PERSONS.

                  a. The Company agrees to indemnify, pay, protect and hold harmless Managing Persons from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against the Managing Persons or the Company and all costs of investigation in connection therewith) which may be imposed on, incurred by, or asserted against the Managing Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company or on the part of a Managing Person, acting in a manner believed in good faith to be in the best interests of the Company, in connection with the formation, operation and/or management of the Company, the Company's purchase and operation of Property, and/or as a result of the Managing Person agreeing to act as a Managing Person of the Company. If any action, suit or proceeding shall be pending or threatened against the Company or a Manager relating to or arising out of, or alleged to relate to or arise out of, any such action or nonaction, a Manager shall have the right to employ, at the expense of the Company, separate counsel of such Manager's choice in such action, suit or proceeding and the Company shall advance the reasonable out-of-pocket expenses in connection therewith. The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. The foregoing rights of indemnification are in addition to and shall not be a limitation of any rights of indemnification as provided in Sections 86.411 through 86.451 of the Act, as such may be amended from time to time.

                  b. This Section shall not limit the Company's power to pay or reimburse expenses incurred by a Managing Person in connection with such Managing Person's appearance as a witness in a proceeding at a time when the Managing Person has not been made a named defendant or respondent in the proceeding.

                  c. The Company may indemnify and advance expenses to an employee or agent of the Company who is not a Managing Person to the same or to a greater extent as the Company may indemnify and advance expenses to a Managing Person.

                  d. The Company shall use its best efforts to purchase and maintain insurance on behalf of any Person who is or was a Managing Person, Member, employee, fiduciary, or agent of the Company or who, while a Managing Person, Member, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a manager, member, director, officer, partner, trustee, employee, fiduciary, or agent of any other foreign or domestic limited liability company or any corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by such Person in any such capacity or arising out of such Person's status as such, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Section. Any such insurance may be procured from any insurance company designated by the Managers of the Company, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere.

                  e. Any indemnification of or advance of expenses to a Managing Person in accordance with this Section, if arising out of a proceeding by or on behalf of the Company, shall be reported in writing to the Members with or before the notice of the next Members' meeting.

                  f. Notwithstanding the termination of employment, it is recognized that disputes may arise between the Company and third parties, or between a Managing Person and third parties, the resolution of which may require the cooperation of the Managing Person or the Company, respectively, including, but not limited to, conferring with counsel and assisting in preparation work in litigation matters, providing factual information to the other party, and giving depositions and testimony in judicial and administrative proceedings. Notwithstanding the termination of a Managing Person's employment, both the Company and Managing Person shall cooperate and thereby act reasonably and in good faith to assist the other, without any charge or compensation, except the requesting party shall reimburse the other party for all reasonable out-of-pocket costs incurred in connection herewith. The Managing Person's cooperation is a continuing condition to the indemnification and hold harmless provisions under this Section.

                  g. Notwithstanding the provisions of the above subsections (a) through (f) of this Section 9.8, no Managing Person shall be indemnified from any liability resulting from fraud, bad faith, willful misconduct or gross negligence.

                                   ARTICLE 10
                        RIGHTS AND OBLIGATIONS OF MEMBERS
                        ---------------------------------

         10.1 GAMING LICENSE EFFORTS. After the Closing Date, Venetian, SSPG and the Company shall each engage in all commercially reasonable efforts and legal activities to acquire all required licensing in the Jurisdiction for itself relevant to its role and the roles of their subsidiaries (as appropriate) in the Venetian Casino Sites to the extent possible.

         10.2 SOFTWARE AND SYSTEMS. SSPG and the Company shall be responsible for submitting the Software and hardware to the applicable gaming authorities in the Jurisdiction for the approval of all or any portion of the Software and hardware that may be required prior to the installation of the Software. If required, the Company shall serve as a limited test site for the Software for any Jurisdiction authorities for licensing purposes.

         10.3 COMPLIANCE PLAN. The Company shall prepare a written regulatory compliance plan for approval by Venetian and SSPG prior to accepting any on-line wager. The Company shall not take any on-line wager prior to Venetian and SSPG's written approval of the regulatory compliance plan.

         10.4 STATUS. Upon a reasonable request from any Member, each Member shall inform the other Member of its status of the acquisition of gaming licenses in the Jurisdiction.

         10.5 LIMITATION OF LIABILITY.

                  a. Each Member's liability shall be limited as set forth herein in the Act and other applicable law. A Member will not personally be liable for any debts or losses of the Company, except as provided in the Act.

                  b. When a Member has received the return in whole or in part of such Member's Capital Contribution, the Member is nevertheless liable to the Company for any sum, not in excess of the return of its Capital Contribution with interest at the rate provided for judgments under the laws of the State of Nevada, necessary to discharge the Company's liability to all creditors of the Company who extended credit or whose claims arose before the return of such Member's Capital Contribution.

                  c. When a Member has received a distribution wrongfully conveyed by the Company, the Member shall hold such distribution as trustee for the Company.

         10.6 MEMBER INDEMNITY. The Company agrees to indemnify, pay, protect and hold harmless any Member (on demand and to the satisfaction of the Member) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever in any way relating to any agreement, liability, commitment, expense or obligation of the Company which may be imposed on, incurred by, or asserted against the Member solely as a result of such Member being a Member (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against the Member and all costs of investigation in connection therewith). The satisfaction of the obligations of the Company under this Section shall be from and limited to the assets of the Company and no Member shall have any personal liability on account thereof. The foregoing rights of indemnification are in addition to and shall not be a limitation of any rights that may be provided in the Act.

         10.7 LIST OF MEMBERS. Upon written request of any Member, the Company shall provide a list showing the names, addresses and Percentage Interests of the Members in the Company.

         10.8 VOTING. Subject to Section 14.2 hereof, Members shall be entitled to vote for on all matters reserved for their approval or consent, including but not limited to Section 9.2 hereof.

         10.9 ADDITIONAL MEMBERS. Except as provided in Section 14.2 hereof, no Person shall be admitted to the Company as an additional Member without the unanimous consent of the Members.

                                   ARTICLE 11
                    REPRESENTATIONS AND WARRANTIES OF MEMBERS
                    -----------------------------------------

         11.1 REPRESENTATIONS AND WARRANTIES OF SSPG.

                  a. SSPG covenants, represents and warrants that SSPG is the owner or licensee of the SSP Hardware, SSP Software and has or shall obtain prior to Closing or prior to its first use being required by the Company all necessary rights (including, without limitation, licenses for Intellectual Property rights) in and to the SSP Hardware and SSP Software effect the intent of this Agreement and the Operating Agreement, and that to the best of its actual knowledge, information and belief, the SSP Hardware, SSP Software do not infringe any rights of any other person or entity.

                  b. With regard to the SSP Software, SSPG covenants, represents and warrants that SSPG has the authority, or shall obtain the authority prior to Closing or prior to its first use being required by the Joint Entity, to fulfill all obligations and make all licenses pursuant to this Agreement related to the SSP Hardware, SSP Software including, but not limited to, (i) the escrow of Source Code and SSP Hardware schematics, (ii) the licenses of use, reproduction, production and modification, (iii) the grant of the right to repair, and (iv) the license to create derivative works.

                  c. To the best of SSPG's actual knowledge, information and belief, the grant of the license of the SSP Software, the use and full exploitation by the Company of the SSP Software and the exercise of the Company's business shall not infringe or conflict with any valid and subsisting Intellectual Property right, title, interest or license held, possessed or maintained by any other person or entity.

                  d. SSPG has or shall obtain prior to the Closing Date the requisite authority to enter into and carry out their terms of this Agreement.

                  e. SSPG's execution of this Agreement and its compliance with its terms shall not violate the personal, contractual or property rights of any other person or entity.

                  f. SSPG covenants, represents and warrants that SSPG will not and shall not issue any press release or other communication regarding this Agreement, or the Venetian Casino Sites, without the prior written approval of Venetian.

                  g. SSPG covenants, represents and warrants that SSPG will not and shall not register any domain names or provide links on any publicly accessible Sites to facilitate access to the Venetian Casino Sites and shall not register any domain names incorporating any Venetian Marks unless directed in writing to do so by Venetian.

                  h. SSPG covenants, represents and warrants that during the term of this Agreement, SSPG shall not itself, or through any other joint venture or other business arrangement, operate or participate in the ownership of any online gambling web sites other than the Venetian Casino Sites. Notwithstanding anything to the contrary in this Section 11.1(h), Venetian acknowledges that the sole member of SSPG (SSP Solutions, Inc.) shall continue to provide its products and services to any customer on an unrestricted basis.

                  i. As of June 7, 2002, SSPG and Venetian shall adopt the budget for the Company's development and related operations, as set forth in Exhibit A. SSPG covenants, represents and warrants that by July 7, 2002, SSPG shall provide and maintain adequate capitalization to fund its portion of the Company's budget up to the SSPG Cap. Based upon current estimates of development and operations, the capital requirements for SSPG shall be Two Million Dollars ($2,000,000).

                  j. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 11.1, SSPG DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE RELATED TO SOFTWARE PROVIDED BY SSPG.

         11.2 REPRESENTATIONS AND WARRANTIES OF VENETIAN.

                  a. Venetian covenants, represents and warrants that Venetian has or shall obtain prior to Closing the right and authority to contribute the license in the Venetian Marks, Venetian Works, and Venetian List upon the terms set forth in this Agreement.

                  b. Venetian has or shall obtain prior to Closing the requisite authority to enter into and carry out their terms of this Agreement.

                  c. Venetian's execution of this Agreement and its compliance with its terms shall not violate the personal, contractual or property rights of any other person or entity.

                  d. Venetian shall not issue any press release or other communication regarding this Agreement, or the Venetian Casino Sites, without the prior written approval of SSPG.

                  e. Venetian covenants, represents and warrants that during the term of this Agreement, Venetian shall not itself, or through any other joint venture or other business arrangement, operate or participate in the ownership of any online gambling web sites other than the Venetian Casino Sites. Notwithstanding anything to the contrary in this Section 11.2(e), SSPG acknowledges that Venetian shall continue to provide its products and services to any customer on an unrestricted basis.

                  f. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 11.2, VENETIAN DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 12
                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

         12.1 NEVADA GAMING APPROVAL. If before the Closing Date any governmental body, regulatory agency, or board with jurisdiction over Venetian indicates any disapproval of involvement in foreign Internet based gaming by Venetian, its employees, parent company or Affiliates, then this Agreement shall terminate.

         12.2 VENETIAN BOARD APPROVAL. The effectiveness of the obligations of the Members hereunder is subject to Venetian's satisfaction or waiver of the following on or before September 7, 2002 (which satisfaction or waiver shall be notified by Venetian in writing to SSPG promptly after the expiration of such period): The approval of the Board of Directors of Venetian regarding the transactions contemplated by this Agreement and the Operating Agreement and all approvals, clearances and consents of third parties necessary or desirable for the consummation of the transactions contemplated by the Agreement.

         12.3 SSPG BOARD OR MANAGER APPROVAL. The effectiveness of the obligations of the Members hereunder is subject to SSPG's satisfaction or waiver of the following conditions on or before September 7, 2002 (which satisfaction or waiver shall be notified by SSPG in writing to Venetian promptly after the expiration of such period): The approval of the Board of Directors or Managers of SSPG regarding the transactions contemplated by this Agreement and the Operating Agreement and all approvals, clearances and consents of third parties necessary or desirable for the consummation of the transactions contemplated by the Agreement.

         12.4 SELECTION OF GAMING JURISDICTION. SSPG and Venetian hereby select Alderney as the initial gaming licensing jurisdiction from which the Venetian Casino Sites shall receive, maintain and operate its online gaming license (the "JURISDICTION"). SSPG and Venetian may mutually select and agree in writing to an alternate Jurisdiction.

         12.5 LENDER APPROVAL. This Agreement and each Member's obligations hereunder are subject to the approval of its respective lenders, to the extent deemed necessary by each Member, as determined in its sole and absolute discretion. Any such approval shall be obtained before June 7, 2003.

         12.6 PROVISION OF SOFTWARE LICENSES. By July 7, 2002, SSPG shall provide to Venetian copies of executed software license agreements with its licensors that reflect SSPG's rights to sublicense the SSPG Software to the

Company. Such software license agreements shall reflect rights, indemnities, warranties and exclusions thereof in material conformity to those established in this Agreement. Within fifteen (15) days of receiving such licenses, Venetian, in its reasonable discretion, shall determine whether such licenses are satisfactory and shall so notify SSPG in writing. If Venetian reasonably determines the licenses are satisfactory this condition will be deemed waived. Alternatively, if Venetian reasonably determines the licenses are not satisfactory, Venetian may immediately terminate this Agreement.

         12.7 ESTIMATE DESIGN AND IMPLEMENTATION COSTS. SSPG has provided Venetian with written detailed estimate of the estimated design and implementation costs as set forth in Exhibit A.

         12.8 CLOSING DATE. If Closing does not occur before June 7, 2003, either Party may terminate this agreement upon fifteen (15) days notice to the other Party before August 7, 2003.

         12.9 EFFECT OF TERMINATION PRIOR TO CLOSING. If this Agreement is terminated prior to Closing, then the obligations set forth in this Agreement (other than confidentiality obligations) shall become null and void, each Party bearing its own expenses with no claim against, or liability to the other Party.

         12.10 CLOSING. This Agreement shall close upon satisfaction or waiver of the conditions set forth in Sections 12.1 through 12.7 hereof.

                                   ARTICLE 13
                                 CONFIDENTIALITY
                                 ---------------

         13.1 VENETIAN NON-DISCLOSURE. SSPG shall from time to time during the term of this Agreement, make available to Venetian information that is non-public, confidential or proprietary to SSPG ("SSPG CONFIDENTIAL INFORMATION)" or Venetian or its directors, managers, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "VENETIAN REPRESENTATIVES") may receive SSPG Confidential Information. Venetian shall not, during or after the term of this Agreement, disclose the SSPG Confidential Information to third parties or use the SSPG Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. Venetian will ensure that the SSPG Confidential Information will be kept confidential by Venetian and Venetian Representatives, and that all such Venetian Representatives shall be made aware of the confidential nature of the SSPG Confidential Information. In the event Venetian is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the SSPG Confidential Information, Venetian will promptly notify SSPG of such request or requirement and cooperate with SSPG so that SSPG may seek an appropriate protective order or otherwise seek appropriate protection of the SSPG Confidential Information. In the event that such protection is not obtained or that SSPG waives compliance with this Section 13.1, Venetian shall furnish only that portion of the SSPG Confidential Information that Venetian is advised by written opinion of Venetian's counsel that Venetian is legally required to be furnished. Unless mandated by law or a governmental agency, Venetian will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

         13.2 SSPG NON- DISCLOSURE. Venetian shall from time to time during the term of this Agreement, make available to SSPG information that is non-public, confidential or proprietary to Venetian ("VENETIAN CONFIDENTIAL INFORMATION") or SSPG or its directors, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively "SSPG REPRESENTATIVES") may receive Venetian Confidential Information. SSPG shall not, during or after the term of this Agreement, disclose the Venetian Confidential Information to third parties or use the Venetian Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. SSPG will ensure that the Venetian Confidential Information will be kept confidential by SSPG and SSPG Representatives, and that all such SSPG Representatives shall be made aware of the confidential nature of the Venetian Confidential Information. In the event SSPG is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Venetian Confidential Information, SSPG will promptly notify Venetian of such request or requirement and cooperate with Venetian so that Venetian may seek an appropriate protective order or otherwise seek appropriate protection of the Venetian Confidential Information. In the event that such protection is not obtained or that Venetian waives compliance with this Section 13.2, SSPG shall furnish only that portion of the Venetian Confidential Information that SSPG is advised by written opinion of SSPG's counsel that SSPG is legally required to be furnished. Unless mandated by law or a governmental agency, SSPG will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

         13.3 COMPANY NON-DISCLOSURE.

                  a. SSPG shall from time to time during the term of this Agreement, make available to the Company SSPG Confidential Information or the Company or its directors, officers, employees, agents, distributors, designers, supplier/sub-contractors and professional advisers (collectively the "COMPANY REPRESENTATIVES") may receive SSPG Confidential Information. The Company shall not, during or after the term of this Agreement, disclose the SSPG Confidential Information to third parties or use the SSPG Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. The Company will ensure that the SSPG Confidential Information will be kept confidential by the Company and the Company Representatives, and that all such the Company Representatives shall be made aware of the confidential nature of the SSPG Confidential Information. In the event the Company is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the SSPG Confidential Information, the Company will promptly notify SSPG of such request or requirement and cooperate with SSPG so that SSPG may seek an appropriate protective order or otherwise seek appropriate protection of the SSPG Confidential Information. In the event that such protection is not obtained or that SSPG waives compliance with this Section 13.3(a), the Company shall furnish only that portion of the SSPG Confidential Information that the Company is advised by written opinion of the Company's counsel that the Company is legally required to be furnished. Unless mandated by law or a governmental agency, the Company will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

                  b. Venetian shall from time to time during the term of this Agreement, make available to the Company Venetian Confidential Information or the Company or the Company Representatives may receive Venetian Confidential Information. The Company shall not, during or after the term of this Agreement, disclose the Venetian Confidential Information to third parties or use the Venetian Confidential Information for any purpose other than in connection with its duties and obligations as set forth in this Agreement. The Company will ensure that the Venetian Confidential Information will be kept confidential by the Company and the Company Representatives, and that all such the Company Representatives shall be made aware of the confidential nature of the Venetian Confidential Information. In the event the Company is requested or required (by oral question, interrogatories, subpoena, civil investigative demand or similar process) to disclose any of the Venetian Confidential Information, the Company will promptly notify Venetian of such request or requirement and cooperate with Venetian so that Venetian may seek an appropriate protective order or otherwise seek appropriate protection of the Venetian Confidential Information. In the event that such protection is not obtained or that Venetian waives compliance with this Section 13.3(b) the Company shall furnish only that portion of the Venetian Confidential Information that the Company is advised by written opinion of the Company's counsel that the Company is legally required to be furnished. Unless mandated by law or a governmental agency, the Company will keep all terms and conditions of this Agreement confidential both during and after the Term of the Agreement.

         13.4 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE EXISTENCE OF THIS AGREEMENT SHALL BE DEEMED "CONFIDENTIAL INFORMATION" PRIOR TO THE CLOSING DATE. NEITHER MEMBER SHALL DISCLOSE THE EXISTENCE OF THIS AGREEMENT (EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, RULES OR REGULATIONS AND ANY OTHER APPROPRIATE REGULATORY BODIES) WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER MEMBER. IN THE EVENT THE NATURE OF THIS AGREEMENT BECOMES GENERALLY KNOWN, EITHER MEMBER SHALL HAVE THE RIGHT TO ISSUE A PRESS RELEASE DESCRIBING THE GENERAL NATURE OF THIS AGREEMENT.

                                   ARTICLE 14
                         RESTRICTIONS ON TRANSFERABILITY
                         -------------------------------

         14.1 RIGHT TO PLEDGE. Every Membership Interest may be pledged to secure any borrowing of a Member or its Affiliate, provided that (a) the Members unanimously agree that any such Pledgee would be a suitable Member of the Company, including but not limited to suitability for gaming licensing under the Jurisdiction under which the Company is licensed; and (b) any such Pledgee acquiring such Membership Interest pursuant to such pledge shall not have the right to be admitted as a Member without the unanimous consent of the Members, but shall be entitled only to receive such allocations and distributions as are otherwise payable with respect to such Member's Membership Interest under this Agreement.

         14.2 ADMISSION OF SUBSTITUTE MEMBER. A Member may freely transfer or assign all or any portion of its Membership Interest to other Members or Affiliates of Members, provided that the Members unanimously agree that any such transferee is a suitable Member of the Company, including but not limited to suitability for gaming licensing under the Jurisdiction under which the Company is licensed. If a Member transfers or assigns some or all of its Membership Interest to a Person who is not already a Member or an Affiliate, and non-transferring Members unanimously approve of such proposed transfer or assignment, the transferee or assignee of the Membership Interest shall become a Substitute Member. If all Members do not approve of such transfer or assignment, the transferee or assignee of the Membership Interest shall have no right to participate in the management of the business and affairs of the Company, to vote, or to be admitted as a Member, but shall only be entitled to receive the share of profits, losses and distributions, to which the transferring or assigning Member would otherwise be entitled. As a condition to the receipt of same, the transferee or assignee may be required by the Members to pay the associated Capital Contributions to which the transferor or assignor would have been liable. With respect to all or any portion of a Membership Interest that is transferred or assigned, the Substitute Member has the rights and powers and is subject to the restrictions and liabilities that are associated with such

Membership Interest which accrued prior to the date of substitution, except that the substitution of the assignee does not release the assignor from existing liability to the Company. In any event, no transfer or assignment of all or any portion of a Membership Interest in the Company (including the transfer or assignment of any right to receive or share in profits, losses, or distributions) shall be effective unless and until written notice (including the name and address of the proposed transferee or assignee, the interest to be transferred or assigned, and the date of such transfer or assignment) has been provided to the Company and the nontransferring or nonassigning Member(s). Every Person before becoming a Substitute Member must assume this Agreement, as amended from time to time, in writing.

         14.3 RIGHT OF FIRST REFUSAL. Except for transfers to other Members, to Affiliates of the transferor, or by operation of law, no Member shall transfer all or any portion of its Membership Interest unless such Member (the "SELLER") first offers to sell such Membership Interest (the "OFFERED INTEREST") pursuant to the terms of this Section 14.3.

                  a. LIMITATION ON TRANSFERS. No transfer may be made under this
Article 14 unless the Seller has received a bona fide written offer (the "PURCHASE OFFER") from a Person (the "PURCHASER") to purchase the Offered Interest for a purchase price (the "OFFER PRICE") denominated and payable in United States dollars at closing or according to specified terms, with or without interest, which offer shall be in writing signed by the Purchaser and shall be irrevocable for a period ending no sooner than the day following the end of the Offer Period, as hereinafter defined.

                  b. OFFER NOTICE. Prior to making any transfer that is subject to the terms of this Section 14.3, the Seller shall give to the Company and each Member holding a Percentage Interest written notice (the "OFFER NOTICE") which shall include a copy of the Purchase Offer and an offer (the "FIRM OFFER") to sell the Offered Interest to the Company or to the Members holding Percentage Interests (the "OFFEREES") for the Offer Price, payable according to the same terms as (or more favorable terms than) those contained in the Purchase Offer, provided that the Firm Offer shall be made without regard to the requirement of any earnest money or similar deposit required of the Purchaser prior to closing, and without regard to any security (other than the Offered Interest) to be provided by the Purchaser for any deferred portion of the Offer Price.

                  c. OFFER PERIOD. The Firm Offer shall be irrevocable for a period (the "OFFER PERIOD") ending at 11:59 P.M., local time at the Company's principal place of business, on the ninetieth (90th) day following the day of the Offer Notice.

                  d. ACCEPTANCE OF FIRM OFFER. At any time during the first thirty (30) days of the Offer Period, the Company may accept the Firm Offer as to all but not less than all of the Offered Interest by giving written notice of such acceptance to the Seller and the members. If the Company does not accept the firm Offer within such first thirty (30) days of the Offer Period, then within the second thirty (30) days of the Offer Period, any Offeree may accept the Firm Offer as to all or any portion of the Offered Interest, by giving written notice of such acceptance to the Seller and the Company. Such acceptance notice shall indicate the maximum percentage of the Membership Interests that such Offeree (an "ACCEPTING OFFEREE") is willing to purchase (the "PERCENTAGE OFFER"). If Offerees do not accept the Firm Offer as to all of the Offered Interest, the Firm Offer shall be deemed to be rejected in its entirety. If Accepting Offerees in the aggregate accept the Firm Offer with respect to all of the Offered Interest, the Firm Offer shall be deemed to be accepted, and each such Accepting Offeree shall be deemed to have accepted such portion of the Offered Interest as follows:

                        i. if the Percentage Offer of each Accepting Offeree is equal to, or greater than, such Accepting Offeree's Percentage Interest divided by the total Percentage Interests held by all Members other than the Selling Member (the "CURRENT OWNERSHIP PERCENTAGE"), each Accepting Offeree shall be deemed to have accepted such portion of the Offered Interest that corresponds to its Current Ownership Percentage;

                        ii. if one or more Accepting Offerees have offered to purchase a portion of the Offered Interest that is less than its Current Ownership Percentage, first each Accepting Offeree shall be deemed to have accepted the lesser of: (a) its Percentage Offer, or (b) its Current Ownership Percentage. Then the remainder of the Offered Interest shall be deemed accepted by each Accepting Offeree who offered to purchase a portion greater than its Current Ownership Percentage (a "RESIDUAL ACCEPTING OFFEREE"), in the same proportion that such Residual Accepting Offeree's Percentage Interest bears to the total Percentage Interests held by all Residual Accepting Offerees, until:
(a) the Offered Interest has been fully accepted or (b) the Percentage Offer of a Residual Accepting Offeree has been reached. If the Percentage Offer of a Residual Accepting Offeree has been reached before the Offered Interest has been fully accepted, such Residual Accepting Offeree shall thereafter no longer constitute a Residual Accepting Offeree, and the remaining Residual Accepting Offerees shall be deemed to accept the balance of the Offered Interest in a similar fashion until the Offered Interest has been fully accepted.

The foregoing is intended to prevent an unexpected and unintended dilution of interests when an Accepting Offeree has expressed its willingness to purchase a portion of an Offered Interest that is at least equal to its Current Ownership Percentage, and shall be interpreted consistently therewith.

                  e. CLOSING OF PURCHASE PURSUANT TO FIRM OFFER. If the Firm Offer is accepted, the closing of the sale of the Offered Interest shall take place within thirty (30) days after the Firm Offer is accepted or, if later, the date of closing set forth in the Purchase Offer. The Seller and all Accepting Offerees shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Interest pursuant to the terms of the Firm Offer and this Section 14.3.

                  f. SALE PURSUANT TO PURCHASE OFFER IF FIRM OFFER REJECTED. If the Firm Offer is not accepted in the manner provided herein, the Seller may sell the Offered Interest to the Purchaser at any time within sixty (60) days after the last day of the Offer Period, provided that such sale shall be made on terms no more favorable to the Purchaser than the terms contained in the Purchase Offer and provided further that such sale complies with other terms, conditions, and restrictions of this Agreement that are applicable to sales of Membership Interests and are not expressly made inapplicable to sales occurring under this Section 14.3. If the Offered Interest is not sold in accordance with the terms of the preceding sentence, the Offered Interest shall again become subject to all of the conditions and restrictions of this Section 14.3.

                                   ARTICLE 15
                           TERMINATION AND DISSOLUTION
                           ---------------------------

         15.1 TERMINATION BY EITHER MEMBER.

                  a. NON-LICENSING.

                        i. If all gaming licensing required to legally operate the Venetian Casino Sites have not been achieved by June 7, 2003, then either Member may terminate this agreement upon fifteen (15) days notice to the other Member.

                        ii. If either Venetian or SSPG is unable to acquire all required licensing for their involvement in the Venetian Casino Sites, then this Agreement shall terminate upon notification by the Member unable to achieve licensing to the other Member.

                  b. NON-OPERATIONAL STATUS. If the Venetian Casino Sites is not fully operational and able to take legal wagers in conformance with this Agreement on or before December 7, 2003, either Member may terminate this agreement upon fifteen (15) days notice to the other Member before February 7, 2004.

                  c. CHANGE OF JURISDICTION. If the Venetian Casino Sites is required to change Jurisdictions due to any change in governmental law, regulation or opinion, then the Members shall either select a new Jurisdiction or terminate this Agreement. If the Members elect to terminate this agreement, then such termination shall be done without any penalty or obligation to pay damages to SSPG, Venetian, or the Company, their employees or their agents.

         15.2 TERMINATION BY VENETIAN. Venetian may immediately terminate this Agreement and dissolve the Company without any penalty or obligation to pay damages to SSPG or the Company, their employees or their agents by notice in writing to SSPG and the Company in the event that

                  a. SSPG or the Company materially breaches any section of this Agreement and such breach, if capable of remedy as determined in Venetian's reasonable discretion, has not been remedied within thirty (30) days of notice;

                  b. SSPG or the Company engages or is engaged in any affirmative act of insolvency (as agreed to in good faith by the Managers) that is not dismissed within ninety (90) days;

                  c. SSPG and the Company, in developing and/or operating the Venetian Casino Sites, fails to comply with United States federal, state or local gaming laws governing transactions with persons accessing the Venetian Casino Sites;

                  d. Venetian reasonably determines in good faith that Venetian's continued involvement in the Venetian Casino Sites (i) violates U.S. federal or state criminal laws or regulations to which it is subject or to which it may become subject; (ii) has a greater than five percent (5%) likelihood of impairing in any manner Venetian's ability to obtain or maintain gaming related licensing in any other jurisdiction; or (iii) would otherwise reflect adversely upon the Venetian. In the event of a dispute among the Members with respect to whether such determination has been made in good faith, an opinion from the law firm of Lionel Sawyer & Collins shall control); or

                  e. Venetian is ordered or requested by any regulatory agency with jurisdiction over Venetian, or its Affiliates, to discontinue its involvement in the Company.

         15.3 TERMINATION BY SSPG. SSPG may upon one hundred eighty (180) days notice terminate this Agreement and dissolve the Company without any penalty or obligation to pay damages to Venetian or the Company, their employees or their agents by notice of termination in writing to Venetian and the Company in the event that

                  a. Venetian or the Company materially breaches any section of this Agreement and such breach, if capable of remedy, as determined in SSPG's reasonable discretion, has not been remedied within thirty (30) days of notice; or

                  b. Venetian or the Company engages or is engaged in any affirmative act of insolvency (as agreed to in good faith by the Managers) that is not dismissed within ninety (90) days.

         15.4 TERMINATION BY MUTUAL CONSENT. Venetian and SSPG may immediately terminate this Agreement and dissolve the Company upon mutual written agreement and notice to the Company without any penalty or obligation to pay damages to SSPG, Venetian, or the Company, their employees or their agents.

         15.5 DISTRIBUTION OF ASSETS UPON TERMINATION DISSOLUTION. In the event of any termination, all license from Venetian and SSPG shall be immediately terminated. In settling accounts after dissolution, the assets of the Company shall be distributed in the following order:

                  a. First, to pay those liabilities to creditors, in the order of priority as provided by law (except those to Members on account of their Capital Contributions);

                  b. The balance, if any, to the Members pro rata in accordance with the positive balances in their Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

         15.6 WINDING UP. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company Property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, who are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Managers deem necessary or appropriate to sell. In the discretion of the Managers, a pro rata portion of the amounts that otherwise would be distributed to the Members under this Article may be withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company. All data created by, for, through or in relation to the Venetian Casino Sites shall be archived by the Parties for at least three years or such other time as required by the Jurisdiction.

         15.7 NOTICE OF DISSOLUTION. Within ninety (90) days of the happening of a Dissolution Event, the Managers shall give written notice thereof to each of the Members, to the banks and other financial institutions with which the Company normally does business, and to all other parties with whom the Company regularly conducts business, and shall publish notice of dissolution in a newspaper of general circulation in each place in which the Company generally conducts business.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         16.1 NOTICES. Any notice or communication required or permitted to be given by any provision of this Agreement, including, but not limited to, any consents, shall be in writing and shall be deemed to have been given and received by the Person to whom directed (a) when delivered personally to such Person or to an officer or partner of the Member to which directed, (b) when transmitted by facsimile transmission, with evidence of a confirmed transmission, to the facsimile number of such Person who has notified the Company and every other Member of its facsimile number and received during Business Hours on a Business Day at the destination of such facsimile transmission, (c) the following Business Day after being otherwise transmitted by facsimile, with evidence of a confirmed transmission, to the facsimile number of such Person who has notified the Company and every other Member of its facsimile number, or (d) three (3) Business Days after being posted in the United States mails if sent by registered, express or certified mail, return receipt requested, postage and charges prepaid, or one (1) Business Day after deposited with overnight courier, return receipt requested, delivery charges prepaid, in either case addressed to the Person to which directed at the address, if any, shown on the page containing their signatures, or such other address of which such Person has notified the Company and every other Member. If no address appears on the page containing a Member's signature and if the Company and the Members have not been notified of any other address at which such Person shall receive notifications, then a notice delivered to the Managers, who shall reasonably attempt to forward the notice to such Person, shall constitute sufficient notice to such Person.

         16.2 APPLICATION OF NEVADA LAW. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Nevada, and specifically the Act. Clark County, Nevada shall be the exclusive venue for any action brought by any party in any way related to this Agreement.

         16.3 WAIVER OF ACTION FOR PARTITION. Each Member irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the Property of the Company.

         16.4 AMENDMENTS. A proposed amendment to this Agreement shall become effective at such time as it has been unanimously approved by the Members in writing.

         16.5 CONSTRUCTION. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

         16.6 HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         16.7 WAIVERS. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation, except in the event of a written waiver to the contrary that specifically states that this Section 16.7 shall be inapplicable.

         16.8 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         16.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the applications thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         16.10 HEIRS, SUCCESSORS AND ASSIGNS. This Agreement is personal to Venetian and SSPG and shall not be assignable to any other entity without the written permission of the other Member. The foregoing notwithstanding, upon written notice to the other Member, this Agreement may be assigned by either Member to an Affiliate or other entity specifically created for that purpose. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         16.11 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         16.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         16.13 FURTHER ASSURANCES. The Members and the Company agree that they and each of them will take whatever action or actions as are deemed by counsel to the Company to be reasonably necessary or desirable from time to time to effectuate the provisions or intent of this Agreement, and to that end, the Members and the Company agree that they will execute, acknowledge, seal, and deliver any further instruments or documents which may be necessary to give force and effect to this Agreement or any of the provisions hereof, or to carry out the intent of this Agreement or any of the provisions hereof.

         16.14 ENTIRE AGREEMENT. This Agreement, including every Appendix and Exhibit attached hereto, sets forth all (and is intended by all parties hereto to be an integration of all) of the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the Company; and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them other than as set forth herein. In the event of any express or implied conflict between the terms and provisions of this Agreement and any other agreement, the terms and conditions of this Agreement shall control and govern. The Contribution Agreement dated May 10, 2002 is hereby terminated. This Agreement specifically replaces the Contribution Agreement dated May 10, 2002 in its entirety.

         16.15 TIME OF ESSENCE. Time is of the essence of this Agreement and all of the terms, provisions, covenants and conditions hereof.

         16.16 FORCE MAJEURE. Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute ("FORCE MAJEURE"). If such delay or failure continues for at least thirty (30) days, the Party not subject to the Force Majeure shall be entitled to terminate this Agreement by notice in writing to the other.

         16.17 NEUTRAL INTERPRETATION AND REPRESENTATION. Each Party has had the opportunity be represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arms length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms without favor to any Party. The Parties and their respective counsel have reviewed this Agreement, and the normal rule of construction to the effect that any ambiguities in this Agreement are to be resolved against the drafting Party are not to be employed in the interpretation of this Agreement.

         16.18 INDEPENDENT PARTIES. The Parties are independent contractors. No partnership or joint venture beyond ownership in the Company is intended to be created by this Agreement, nor any principal agent or employer-employee relationship. Neither Party has, and Neither Party shall attempt to assert, the authority to make commitments for or to bind any other Party to any obligation.

         16.19 INJUNCTIVE RELIEF. Each Party acknowledges that any violation by it of its covenants in this Agreement relating to Intellectual Property rights or gaming licenses would result in damage that is largely intangible but nonetheless real, and that is incapable of complete remedy by an award of damages. Accordingly, any such violation shall give the other Party the right to seek a court ordered injunction or other appropriate order to specifically enforce those covenants, independent of any dispute arbitration. The parties agree to submit to the exclusive personal jurisdiction of the federal and state courts sitting in Clark County, Nevada for the purposes of any injunctive relief action. The Parties agree that the federal and state courts sitting in Clark County, Nevada are the most appropriate venue for the purposes of any injunctive relief action.

         16.20 CONFLICTS OF INTEREST. The Members hereby acknowledge that (i) Lionel Sawyer & Collins, a Nevada professional corporation ("LSC") has represented Venetian in connection with the formation of the Company and the drafting of this Operating Agreement, (ii) that each of the other parties has been advised to seek independent counsel in connection with such matters, and
(iii) that LSC does not represent any Member other than Venetian, either directly or indirectly through the Company. Payment of LSC's fees by the Company shall not alter or amend any of the relationships contemplated in this paragraph.

IN WITNESS WHEREOF, the Members have executed this Agreement to be effective as of the date first written above.

                                SSP Gaming, LLC, a Nevada limited
                                   liability company, Member

                                Notice Address: 17861 Cartwright Road
                                                Irvine, California 92614
                                                Fax: (949) 655-4501
                                                Attn:  Marvin Winkler
                                                     (and)
                                                2125 Eagle Path Circle
                                                Henderson, Nevada 89074

                                By: /S/ Robert Gorman
                                    -------------------------------------
                                    Robert Gorman, Manager

                                By: /S/ Marvin Winkler
                                    -------------------------------------
                                    Marvin Winkler, Manager

                                By: /S/ Richard Depew
                                    -------------------------------------
                                    Richard Depew, Manager

                                Venetian Casino Resort, LLC, a Nevada
                                  limited liability company,  Member

                                Notice Address: 3355 Las Vegas Boulevard South
                                                Las Vegas, Nevada  89109
                                                Fax: (702) 733-5499
                                                Attn:  William P. Weidner

                                Las Vegas Sands, Inc., a Nevada corporation,
                                   Manager

                                By: /s/ William P. Weidner
                                    -------------------------------------
                                    William P. Weidner, President

                                   APPENDIX 1
                            TAX ACCOUNTING PROCEDURES
                            -------------------------

         1.0. REFERENCES TO SECTIONS OF THE CODE OR REGULATIONS. References within this Appendix to sections of the Code or Regulations shall be applied by substituting for the Regulations' terms of "partnership" and "partner" the terms "limited liability company" (or "company") and "member," respectively.

         1.1. TAX DEFINITIONS. The following terms used in this Agreement and Appendix shall have the following meanings:

                  a. "ADJUSTED CAPITAL ACCOUNT DEFICIT" with respect to any Member means the deficit balance, if any, in such Member's Capital Account as of the end of any Fiscal Year after giving effect to the following adjustments: (i) credit to such Capital Account the sum of (A) any amount which such Member is obligated to restore to such Capital Account pursuant to any provision of this Agreement, plus (B) an amount equal to such Member's share of Company Minimum Gain (as defined in Section 1.2(a) hereof) and determined under Regulations
Section 1.704-2(g), and such Member's share of Member Nonrecourse Debt Minimum Gain (as defined in Section 1.2(b) hereof) and as determined under Regulations
Section 1.704-2(i)(5), plus (C) any amounts which such Member is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c); and
(ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

                  b. "ASSET VALUE" with respect to any Company asset means:

                           i. The fair market value when contributed of any
asset contributed to the Company
by any Member;

                           ii. The fair market value of any Company asset when
such asset is distributed to
any Member;

                           iii. The fair market value of all Property at the
time of the happening of any of
the following events: (A) the admission of a Member to, or the increase of a Membership Interest of an existing Member in, the Company in exchange for a Capital Contribution; (B) the distribution of any asset distributed by the Company to any Member as consideration for a Membership Interest in the Company; or (C) the liquidation of the Company under Regulations Section 1.704-1(b)(2)(ii)(g); or

                           iv. The Basis of the asset in all other
circumstances.

For purposes of this definition, fair market value shall be determined by the Managers.

                  c. "BASIS" with respect to an asset means the adjusted basis from time to time of such asset for federal income tax purposes.

                  d. "CAPITAL ACCOUNT" means an account maintained for each Member in accordance with Regulations Sections 1.704-1(b) and 1.704-2 and to which the following provisions apply to the extent not inconsistent with such
Regulations:

                           i. There shall be credited to each Member's Capital
Account: (1) such Member's Capital Contributions; (2) such Member's distributive share of Profits; (3) any items of income or gain specially allocated to such Member under this Agreement; and (4) the amount of any Company liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) assumed by such Member or to which Property distributed to such Member is subject;

                           ii. There shall be debited to each Member's Capital
Account (1) the amount of money and the Asset Value of any Property distributed to such Member pursuant to this Agreement; (2) such Member's distributive share of Losses; (3) any items of expense or loss which are specially allocated to such Member under this Agreement, and (4) the amount of liabilities (determined as provided in Code Section 752(c) and the Regulations thereunder) of such Member assumed by the Company (within the meaning of Code Section 704) or to which Property contributed to the Company by such Member is subject; and

                           iii. The Capital Account of any transferee Member
shall include the appropriate portion of the Capital Account of the Member from whom the transferee Membership Interest was obtained.

                  e. "DEPRECIATION" for any Fiscal Year or other period means the cost recovery deduction with respect to an asset for such year or other period as determined for federal income tax purposes, provided that if the Asset Value of such asset differs from its Basis at the beginning of such year or other period, depreciation shall be determined as provided in Regulations
Section 1.704-1(b)(2)(iv)(g)(3).

                  f. "PROFITS" and "LOSSES" for any Fiscal Year or other period means an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) and the Regulations thereunder with the following adjustments:

                           i. All items of income, gain, loss and deduction of
the Company required to be stated separately shall be included in taxable income or loss;

                           ii. Income of the Company exempt from federal income
tax shall be treated as taxable income;

                           iii. Expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as such expenditures under Regulations Section 1.704-1(b)(2)(iv)(i) shall be subtracted from taxable income;

                           iv. In the event the Asset Value of any Company asset
is adjusted pursuant to Sections 1.1(b)(ii) or (iii) of this Appendix, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for the purposes of computing Profits or Losses;

                           v. Gain or loss resulting from the disposition of
Property from which gain or loss is recognized for federal income tax purposes shall be determined with reference to the Asset Value of such Property;

                           vi. Depreciation shall be determined based upon Asset
Value as determined under Regulations Section 1.704-1(b)(2)(iv)(g)(3) instead of as determined for federal income tax purposes; and

                           vii. To the extent an adjustment to the adjusted tax
basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses.

                           viii. Items which are specially allocated shall not
be taken into account.

         1.2. SPECIAL ALLOCATIONS OF PROFITS AND LOSSES.

                  a. MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Appendix, if there is a net decrease in Company Minimum Gain (as defined in Regulations Section 1.704-2(d)) during any Fiscal Year, then each Member shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulations Section 1.704-2(f) as is necessary to meet the requirements for a minimum gain chargeback as provided in that Regulation.

                  b. MEMBER NONRECOURSE DEBT MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Appendix, if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in accordance with Regulations Section 1.704-2(i)(3)) attributable to a Member Nonrecourse Debt (as defined in Regulations Section 1.704-2(b)(4)) during any Fiscal Year, any Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i)(5) shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Regulations Section 1.704-2(i)(4) as is necessary to meet the requirements for a chargeback of Member Nonrecourse Debt Minimum Gain as is provided in that Regulation.

                  c. QUALIFIED INCOME OFFSET. If a Member unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 6.1, 6.2, and 6.3 of the Agreement and this
Section 1.2 have been made without giving effect to this Subsection (c).

                  d. GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to Regulations 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Subsection shall be made only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in Sections 6.1, 6.2 and 6.3 of the Agreement and this Section 1.2 have been made without giving effect to Subsection 1.2(c) and this Subsection 1.2(d).

                  e. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions (as defined and determined in Regulations Sections 1.704-2(b) and 1.704-2(c)) for any Fiscal Year shall be allocated among the Members in proportion to their Applicable Percentage Interests.

                  f. MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions (as defined under Regulations Section 1.704-2(i)(2)) shall be allocated pursuant to Regulations Section 1.704-2(i)(1) to the Member who bears the economic risk of loss with respect to the "Member Nonrecourse Debt" to which it is attributable.

                  g. CODE SECTION 754 ADJUSTMENT. To the extent that an adjustment to the Basis of any asset pursuant to Code Section 734(b) or Code
Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Members consistent with the allocation of the adjustment pursuant to such Regulation.

                  h. ALLOCATIONS RELATING TO TAXABLE ISSUANCE OF INTERESTS. Any income, gain, loss or deduction realized by the Company as a direct or indirect result of the issuance of a Percentage Interest by the Company (the "ISSUANCE ITEMS") shall be allocated among the Members, so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Member, shall be equal to the net amount that would have been allocated to each such Member if the Issuance Items had not been realized.

                  i. PURPOSE AND APPLICATION. The purpose and the intent of the special allocations provided for in Section 6.3 of the Agreement and Sections 1.2(a) through (g) of this Appendix are to comply with the provisions of Regulations Sections 1.704-1(b) and 1.704-2, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Managers, in allocating items of income, gain, loss, or deduction among the Members, shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Managers shall apply the provisions of this Section in whatever order the Managers reasonably believe will minimize the effect of the special allocations.

         1.3. GENERAL PROVISIONS.

                  a. Except as otherwise provided in this Agreement, the Members' distributive shares of all items of Company income, gain, loss, and deduction are the same as their distributive shares of Profits and Losses.

                  b. The Company shall allocate Profits, Losses, and other items properly allocable to any period using any method permitted by Code Section 706 and the Regulations thereunder.

                  c. To the extent permitted by Regulations Section 1.704-2(h) and Section 1.704-2(i)(6), the Company shall endeavor to avoid treating distributions as being from the proceeds of a Nonrecourse Liability (as defined in Regulations Section 1.752-1(a)(2)) or a Member Nonrecourse Debt.

                  d. If there is an increase or decrease in one or more Member's Percentage Interest in the Company during a Fiscal Year, each Member's distributive share of Profits or Losses or any item thereof for such Fiscal Year shall be determined by any method prescribed by Code Section 706(d) or the Regulations thereunder that takes into account the varying Members' Interests in the Company during such Fiscal Year.

                  e. The Members agree to report their shares of income and loss for federal income tax purposes in accordance with the provisions of this Appendix.

         1.4. CODE SECTION 704(C) ALLOCATIONS. Solely for federal income tax purposes and not with respect to determining any Member's Capital Account, distributive shares of Profits, Losses, other items, or distributions, a

Member's distributive share of income, gain, loss, or deduction with respect to any Property (other than money) contributed to the Company, or with respect to any Property the Asset Value of which was determined as provided in this Agreement upon the acquisition of Membership Interest in the Company by a new Member or existing Member in exchange for a Capital Contribution, shall be determined in accordance with Code Section 704(c) and the Regulations thereunder or with the principles of such provisions.

                  In the event the Asset Value of any Company asset is adjusted pursuant to Section 1.1(b)(iii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         1.5. CURATIVE REALLOCATIONS REGARDING PAYMENTS TO MEMBERS. To the extent that compensation paid to any Member by the Company ultimately is not determined to be a guaranteed payment under Code Section 707(c) or a payment other than in his capacity as a Member pursuant to Code Section 707(a), the Member shall be specially allocated gross income of the Company in an amount equal to the amount of such compensation, and the Member's Capital Account shall be adjusted to reflect the payment of such compensation. If the Company's gross income for a Fiscal Year is less than the amount of such compensation paid in such year, the Member shall be specially allocated gross income of the Company in the succeeding year or years until the total amount so allocated equals the total amount of such compensation.

         1.6. SPECIAL BASIS ADJUSTMENT. At the request of either the transferor or transferee in connection with a transfer of a Membership Interest in the Company, the Managers may, in their sole discretion, cause the Company to make the election provided for in Code Section 754 and maintain a record of the adjustments to Basis of Property resulting from that election. Any such transferee shall pay all costs incurred by the Company in connection with such election and the maintenance of such records.

         1.7. TAX MATTERS MEMBER.

                  a. Venetian is hereby designated the Tax Matters Member (as defined in Section 6231(a)(7) of the Code) on behalf of the Company.

                  b. Without the unanimous consent of the Members, the Tax Matters Member shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Company or the amount of any Company tax item.

                  c. If the Tax Matters Member elects to file a petition for readjustment of any Company tax item (in accordance with Code Section 6226(a)) such petition shall be filed in the United States Tax Court unless the Members unanimously agree otherwise.

                  d. The Tax Matters Member shall, within ten (10) business days after receipt thereof, forward to each Member a photocopy of any correspondence relating to the Company received from the Internal Revenue Service. The Tax Matters Member shall, within ten (10) business days thereof, advise each Member in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

                  e. Any reasonable costs incurred by the Tax Matters Member for retaining accountants and/or lawyers on behalf of the Company in connection with any Internal Revenue Service audit of the Company shall be expenses of the Company. Any accountants and/or lawyers retained by the Company in connection with any Internal Revenue Service audit of the Company shall be selected by the Tax Matters Member and the fees therefor shall be expenses of the Company.

         1.8. DEEMED LIQUIDATION. If no Dissolution Event has occurred, but the Company is deemed liquidated for federal income tax purposes within the meaning of Regulations Section 1.704-1 (b)(2)(ii)(g), the Company shall not be wound up and dissolved but its assets and liabilities shall be deemed to have been distributed to the Members and contributed to a new Company which shall operate and be governed by the terms of this Agreement.

                                   APPENDIX 2

                            ARTICLES OF ORGANIZATION

                                       OF

                            VENETIAN INTERACTIVE, LLC

                  The undersigned hereby forms a limited-liability company (the "Company") under Chapter 86 of the Nevada Revised Statutes, and adopts the following Articles of Organization.

                                    ARTICLE 1
                                      NAME
                                      ----

                  The name of the Company is Venetian Interactive, LLC.

                                    ARTICLE 2
                                 RESIDENT AGENT
                                 --------------

                  The Company's resident agent for service of process shall be Lionel Sawyer & Collins, Ltd., a Nevada professional corporation, located at 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101 or such other agent as the members shall determine.

                                    ARTICLE 3
                                   MANAGEMENT
                                   ----------

                  The business and affairs of the Company shall be managed by one or more managers. The names and addresses of the persons who are appointed as managers, until successors may be appointed pursuant to the operating agreement of the Company, are as follows:

                  William P. Weidner
                  3355 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109

                  Bradley H. Stone
                  3355 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109

                  David Friedman
                  3355 Las Vegas Boulevard South
                  Las Vegas, Nevada 89109

                  Robert Gorman
                  2125 Eagle Path Circle
                  Henderson, Nevada 89074

                  Marvin Winkler
                  2125 Eagle Path Circle
                  Henderson, Nevada 89074

                  Richard Depew
                  2125 Eagle Path Circle
                  Henderson, Nevada 89074

                  Robert Brazell
                  1530 Indian Hills Drive
                  Salt Lake City, Utah 84108

                  The manager or managers may designate, by a provision in the operating agreement or in another writing, one or more persons who may, in the name of the Company and in lieu of, or in addition to, the managers, provide management duties on behalf of the Company, and may authorize the use of facsimile signatures of any such persons. Notwithstanding the foregoing, no debt or liability may be contracted or incurred by or on behalf of the Company, nor may any other contract or agreement be executed by or on behalf of the Company, except by one or more of its managers as set forth in the operating agreement.

                                    ARTICLE 4
                                    ORGANIZER

                  The name and address of the organizer, who is not a member or manager of the Company, is as follows:

                              Renee Blango-Michie
                              1700 Bank of America Plaza
                              300 South Fourth Street
                              Las Vegas, Nevada 89101

                  EXECUTED this 7th day of June, 2002.

                                                  /s/ Renee Blango-Michie
                                                  ------------------------------
                                                  Renee Blango-Michie

                                    EXHIBIT A

                                ESTIMATED BUDGET

                                 [insert budget]

                                    EXHIBIT B

                                  SSPG SOFTWARE

SSP EMBASSY SYSTEM SOFTWARE
The SSP EMBASSY system is a distributed system consisting of an SSP EMBASSY device, an SSP EMBASSY Server, and an SSP EMBASSY Client desktop. The SSP EMBASSY device and the SSP EMBASSY Client Desktop reside within the client computing environment, while the SSP EMBASSY Server is connected to the client via the Internet and administered by a trusted party.

The SSP EMBASSY device provides the secure, real-time, run-time environment for the sensitive portion of applications called applets. The SSP EMBASSY device security core is the region within the SSP EMBASSY device that is protected from both hardware and host-based software attacks. It consists of a microprocessor, memory management unit, real-time clock, secure non-volatile memory for key storage, encryption/decryption technology, signing technology, and a true random number generator.

SSP EMBASSY OS, which supports the execution of applets within the secure run time environment.

SSP EMBASSY MANAGER
The SSP EMBASSY Manager allows the end-user to administer the installed applets, inquire about device resources, modify registration information, and validate the SSP EMBASSY device's time and synchronization information

SSP EMBASSY DEVICE LIFE CYCLE
Before an SSP EMBASSY device can install an applet, it must be authorized to be within the Trust Assurance Network. This begins by establishing a chain of trust from a Personalization Station to the end-user. The chain of trust starts at the top with the SSP EMBASSY Root. The SSP EMBASSY Root is responsible for validating and authenticating the Authorization Agent Certificate Authority, SSP EMBASSY Personalization Station Certificate Authority, and SSP EMBASSY Device Server Certificate Authority. The Certificate Authorities are responsible for certifying and authorizing Authorization Agents, Personalization Stations, and EDS into the Trust Assurance Network.

The Applet Certifying Agent (ACA) is the entity within the TAN that certifies the applet. The Applet Certifying Agent is a trusted 3 rd party that agrees to adhere to the security protocols defined for the TAN. For the applet to be certified, the Application Provider securely transmits the applet to the Application Developer Services, which transmits the applet to the ACA. The ACA certifies that the applet falls within the security protocol defined by the TAN, validates the applet header, and signs the applet code and the applet header separately with the ACA's private key.

SSP XNS PROTOCOL APPLET
SSP XNS, a protocol for exchanging sensitive data between systems. XNS provides the ability for an "entity" (a person, place, or thing) to "register" its identity and to store information about itself (in XML) on an XNS server. Subsequently, other entities can query this data by type and, if agreeable to both parties, enter into an agreement (an XNS "contract") that governs the privacy, security, and synchronization controls for the data.
XNS provides for three levels of data validity:
No promises have been made as to data validity;
The entity supplying the information has agreed to XNS terms and promises to provide valid data about itself; and An XNS registered certificate authority, e.g., a bank, certifies that specific information provided by an entity is known by the certificate authority to be valid.

SSP PROFILE MANAGER
SSP Profile Manager provides comprehensive control of the PKI token and certificate lifecycle, and securely leverages the Internet for e-business and communications. Through adoption of a Public Key Infrastructure using smart-card based digital signatures, control features are simplified for complete command of card and certificate issuance. This may include everything from new member enrollment and issuing cards and certificates to replacement of lost and damaged cards, unblocking locked cards, updating cards, and renewing and revoking certificates."

SSP EPAY SAFE SECURE TRANSACTION SOFTWARE
SSP Epay Safe software is the only secure "bank eyes only card present" encryption and transaction software for ATM, Debit or Credit Card transactions supporting VISA, Master Card, and Discover currently worldwide. It is available in embedded EMBASSY applet form as well as a server based environment.

                                    EXHIBIT C

                                 VENETIAN MARKS

THE VENETIAN

[GRAPHIC OMITTED]
                                            (R)

 [GRAPHIC OMITTED]
                                                     (R)

VENETIAN (R)

SANDS (R)

                                    EXHIBIT D

                               ILLEGAL LOCALITIES

The following is the initial list of jurisdictions that shall immediately be deemed Illegal Localities by Venetian and SSPG. Additional jurisdictions may be added by either SSPG or Venetian from time to time. Jurisdictions may be removed from this list only with the written consent of both SSPG and Venetian.

Countries/Jurisdictions
o The United States, including each State, its commonwealths and territories
o Iran, Iraq, Libya, Sudan, North Korea, Cuba, Syria , PAKISTAN, INDONESIA, LEBANON.

                                    EXHIBIT E
           INITIAL PROCEDURES TO PREVENT TAKING BETS FROM THOSE OTHER
                            THAN APPROPRIATE VISITORS

                       US Originated Transaction Blocking

THE VENETIAN CASINO SITES SOFTWARE CHECKS FOR US CUSTOMERS
SSP and the Company shall implement a technical mechanism in place within the SSP Software and GET Software to prevent betting by US residents

CHECKS AT ACCOUNT SETUP AND DEPOSIT OF FUNDS TO AN ACCOUNT

The blocking mechanism takes into account three factors when determining whether or not to enable a customer to establish an account or deposit money to an account, these are:

Country of origin of IP address - Uses IP geo-location software to determine the country of origin of an end user's IP address.

Country of issue of Payment Card - Use a database table of card ranges (BIN numbers), along with issuing bank and country of issue. This list is updated regularly and there is also an administration screen that allows manual update when required.

Postal Code - The postal code field is examined to determine if it is of United States format.

The check is performed when a customer attempts to deposit funds into an account and will accept or reject the transaction, or suspend the customer as shown below:

---------------------- -------------------------------- ----------------------------- -------------------------------
                                 US BASED IP                     NON-US IP                      UNKNOWN IP
---------------------- ---------- --------- ----------- -------- ---------- --------- ---------- --------- ----------
      Card Type           US       Non US   Not Known     US      Non US   Not Known     US       Non US   Not Known
---------------------- ---------- --------- ----------- -------- ---------- --------- ---------- --------- ----------
US Zip Code               |X|       |X|        |X|        |X|       |X|       |X|        |X|       |X|        |X|
---------------------- ---------- --------- ----------- -------- ---------- --------- ---------- --------- ----------
Other Post Code           |X|        S         |X|         S         O         S          S         S          S
---------------------- ---------- --------- ----------- -------- ---------- --------- ---------- --------- ----------
Blank PostCode            |X|        S         |X|         S         O         S         |X|        S         |X|
---------------------- ---------- --------- ----------- -------- ---------- --------- ---------- --------- ----------

O        the transaction is accepted
|X|      the transaction is rejected and the customer account is suspended
S the customer is suspended pending clarification that the customer is not a US resident

IN CASES WHERE AN ACCOUNT IS SUSPENDED CUSTOMER SERVICE WILL NEED TO CALL THE INDIVIDUAL TO ASSURE THAT HE OR SHE HAS GIVEN AND IS AT A NUMBER THAT IS NOT IN THE ILLEGAL LOCALITIES.

ADDITIONAL CHECKS AT LOGIN

IF A CUSTOMER'S IP ADDRESS AT LOGIN INDICATES A DIFFERENT ISP THAN THE CUSTOMER USED IN SETTING UP THE CUSTOMER'S ACCOUNT, AND SUCH ISP IS BASED IN THE U.S. OR AN UNKNOWN JURISDICTION, THEN THE CUSTOMER'S TRANSACTION WILL BE SUSPENDED PENDING TELEPHONE VERIFICATION.

TRANSACTION REFUSAL REPORTING
The Software shall create a report from those transactions that have attempted to deposit money into the system from the United States.

                                    Exhibit F

                              THIRD PARTY SOFTWARE

Oracle 9i Enterprise Edition Database -

SUN SOLARIS  8 10/01 -

                                    EXHIBIT G

                              HARDWARE REQUIREMENTS

                                    EXHIBIT H

                            TRAINING SUPPORT SERVICES

                                    EXHIBIT I

                                  SSP HARDWARE

SSP Model 350 Smart Card Reader

This card reader is designed for mass production deployment as an authentication and monetization tool. It is a multi purpose reader that allows for a wide range of applications covering the majority of accepted industry standards. It is part of a scalable solution, adaptable for an open platform environment as well as suited for a controlled or closed environment, within all vertical markets.

The flexible design will allow for any combination of support for EMBASSY technology, smart card acceptance, magstripe, Forte or other smart cards, secure PIN pad, LCD display, all via a USB port. In addition, the reader can support additional internal integrated "plug in" modules, biometric (thumbprint scanner) and GPS (for location authentication).

SSP shall provide to the Company, a value added reseller (VAR) license for this technology.

                                   EXHIBIT J.

                           PREFERRED ESCROW AGREEMENT

This agreement ("Agreement") is effective ________, 20__ among DSI Technology Escrow Services, Inc. ("DSI"), SSP ("Depositor"), and __Company__ ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as the parties ("parties").

A. Depositor and Preferred Beneficiary have entered or will enter into a separate agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the Contribution Agreement").

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of certain proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Contribution Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

                              ARTICLE 1 -- DEPOSITS

1.1 OBLIGATION TO MAKE DEPOSIT. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary technology and other materials ("Deposit Materials") required to be deposited by the Contribution Agreement or, if the Contribution Agreement does not identify the materials to be deposited with DSI, then such materials will be identified on Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 IDENTIFICATION OF TANGIBLE MEDIA. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. Exhibit B shall be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the account as required in Section 2.2 below.

1.3 DEPOSIT INSPECTION. When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6 below.

1.4 ACCEPTANCE OF DEPOSIT. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on Exhibit B, DSI will
(a) note the discrepancies in writing on Exhibit B; (b) date and sign Exhibit B with the exceptions noted; and (c) mail a copy of Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5 DEPOSITOR'S REPRESENTATIONS. Depositor represents as follows:

a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Preferred Beneficiary the rights as provided in this Agreement;

c. The Deposit Materials are not subject to any lien or other encumbrance;

d. The Deposit Materials consist of the proprietary technology and other materials identified either in the Contribution Agreement or Exhibit A, as the case may be; and

e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6 VERIFICATION. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. Preferred Beneficiary shall have the right to cause a verification of any Deposit Materials, at Preferred Beneficiary's expense. Preferred Beneficiary shall notify Depositor and DSI of Preferred Beneficiary's request for verification. Depositor shall have the right to be present at the verification. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, may perform the verification.

1.7 DEPOSIT UPDATES. Unless otherwise provided by the Contribution Agreement, Depositor shall update the Deposit Materials within sixty (60) days of each release of a new version of the product that is subject to the Contribution Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 REMOVAL OF DEPOSIT MATERIALS. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

                 ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

2.1 CONFIDENTIALITY. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility that is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or any other order from a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any order from a court or other judicial tribunal. (See Section 7.5 below for notices of requested orders.)

2.2 STATUS REPORTS. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

2.3 AUDIT RIGHTS. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

                       ARTICLE 3 -- GRANT OF RIGHTS TO DSI

3.1 TITLE TO MEDIA. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trademark, trade secret, patent or other intellectual property rights.

3.2 RIGHT TO MAKE COPIES. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. Any copies so made shall be accorded the same treatment as the originals pursuant to this Agreement. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 RIGHT TO TRANSFER UPON RELEASE. Depositor hereby grants to DSI the right to transfer Deposit Materials to Preferred Beneficiary upon any release of the Deposit Materials for use by Preferred Beneficiary in accordance with Section
4.5. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

                         ARTICLE 4 -- RELEASE OF DEPOSIT

4.1 RELEASE CONDITIONS. As used in this Agreement, "Release Conditions" shall mean the existence of any one or more of the following circumstances, uncorrected for more than thirty (30) days:

a. Depositor's failure to carry out obligations imposed on it, as are more fully described in Section 4.8.b.3 of the Contribution Agreement;

b. Entry of an order for relief for Depositor under Title 11 of the United States Code;

c. The making by Depositor of a general assignment for the benefit of creditors;

d. The appointment of a general receiver or trustee in bankruptcy of Depositor's business or property;

e. Action by Depositor under any state insolvency or similar law for the purpose of its bankruptcy, reorganization or liquidation; or

f. Depositor's failure to continue to do business in the ordinary course.

4.2 FILING FOR RELEASE. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor by commercial express mail.

4.3 CONTRARY INSTRUCTIONS. From the date DSI mails the notice requesting release of the Deposit Materials, Depositor shall have fifteen (15) calendar days to deliver to DSI contrary instructions ("Contrary Instructions"). Contrary Instructions shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to Section 7.3 of this Agreement. Subject to Section 5.2 of this Agreement, DSI will continue to store the Deposit Materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary; (b) dispute resolution pursuant to Section 7.3; or (c) order of a court of competent jurisdiction

4.4 RELEASE OF DEPOSIT. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the Deposit Materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the Deposit Materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making the release. Any copying expense in excess of $300 will be chargeable to Preferred Beneficiary. This Agreement will terminate upon the release of the original and all copies of the Deposit Materials held by DSI.

4.5 RIGHT TO USE FOLLOWING RELEASE. Unless otherwise provided in the Contribution Agreement, upon release of the Deposit Materials in accordance with this Article 4, Preferred Beneficiary shall have the right to use the Deposit Materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the Contribution Agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released Deposit Materials.

                        ARTICLE 5 -- TERM AND TERMINATION

5.1 TERM OF AGREEMENT. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) DSI instructs Depositor and Preferred Beneficiary in writing that the Agreement is terminated for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3. If the Deposit Materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

5.2 TERMINATION FOR NONPAYMENT. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 TERMINATION BY RESIGNATION. DSI reserves the right to terminate this Agreement, for any reason, by providing Depositor and Preferred Beneficiary with 60-days written notice of its intent to terminate this Agreement. Within the 60-day period, the Depositor and Preferred Beneficiary may provide DSI with joint written instructions authorizing DSI to forward the Deposit Materials to another escrow company and/or agent or other designated recipient. If DSI does not receive said joint written instructions within 60 days of the date of DSI's written termination notice, then DSI shall destroy, return or otherwise deliver the Deposit Materials in accordance with Section 5.4.

5.4 DISPOSITION OF DEPOSIT MATERIALS UPON TERMINATION. Subject to the foregoing termination provisions, and upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to destroy or return the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI or have been released to the Preferred Beneficiary in accordance with Section 4.4.

5.5 SURVIVAL OF TERMS FOLLOWING TERMINATION. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

a. Depositor's Representations (Section 1.5);

b. The obligations of confidentiality with respect to the Deposit Materials;

c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

d. The obligation to pay DSI any fees and expenses due;

e. The provisions of Article 7; and

f. Any provisions in this Agreement that specifically state they survive the termination of this Agreement.

                             ARTICLE 6 -- DSI'S FEES

6.1 FEE SCHEDULE. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. Unless otherwise stated in this Agreement or agreed in a writing signed by DSI, Preferred Beneficiary will pay DSI's fees. DSI shall notify in writing the party responsible for payment of DSI's fees at least sixty (60) days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 PAYMENT TERMS. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2.

                       ARTICLE 7 -- LIABILITY AND DISPUTES

7.1 RIGHT TO RELY ON INSTRUCTIONS. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any officer of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

7.2 INDEMNIFICATION. Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement unless such Liabilities were caused by the negligence or willful misconduct of DSI.

7.3 DISPUTE RESOLUTION. Any dispute relating to or arising from this Agreement shall be resolved by arbitration using a panel of three (3) arbitrators under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and Preferred Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator, or failing agreement on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator. However, if DSI is a party to the arbitration, DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, USA. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrators. Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 CONTROLLING LAW. This Agreement is to be governed and construed in accordance with the laws of Nevada, without regard to its conflict of law provisions.

7.5 NOTICE OF REQUESTED ORDER. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction that may direct DSI to take, or refrain from taking any action, that party shall:

a. Give DSI at least two business days prior notice of the hearing;

b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other escrow duties.

                         ARTICLE 8 -- GENERAL PROVISIONS

8.1 ENTIRE AGREEMENT. This Agreement, which includes Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to the Contribution Agreement between Depositor and Preferred Beneficiary and has no knowledge of any of the terms or provisions of any such Contribution Agreement. DSI's only obligations to Depositor or Preferred Beneficiary are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Preferred Beneficiary and Exhibit C need not be signed.

8.2 NOTICES. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 SEVERABILITY. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 REGULATIONS. Depositor and Preferred Beneficiary are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

SSPG                                        DSI Technology Escrow Services, Inc.

By:                                         By:
   ---------------------------------            --------------------------------
Name:                                       Name:
   ---------------------------------            --------------------------------
Title:                                      Title:
   ---------------------------------            --------------------------------
Date:                                       Date:
   ---------------------------------            --------------------------------

Venetian Interactive, LLC, a Nevada limited liability company

By:
   ---------------------------------
Name:
   ---------------------------------
Title:
   ---------------------------------
Date:
   ---------------------------------

                               ESCROW - EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                        Account Number _________________

Depositor represents to Preferred Beneficiary that Deposit Materials delivered to DSI shall consist of the following:

SSP                                        Venetian Interactive, LLC

Depositor                                  Preferred Beneficiary

By:                                        By:
   ---------------------------------           ---------------------------------
Name:                                      Name:
   ---------------------------------           ---------------------------------
Title:                                     Title:
   ---------------------------------           ---------------------------------
Date:                                      Date:
   ---------------------------------           ---------------------------------
P01v2

                               ESCROW - EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name: SSP

Account Number: __________________________

Product Name: ____________________________  Version: _____________
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:
Quantity Media Type & Size Label Description of Each Separate Item

____     Disk 3.5" or ____
____     DAT tape ____mm
____     CD-ROM
____     Data cartridge tape ____
____     TK 70 or ____ tape
____     Magnetic tape ____
____     Documentation
____     Other ______________________

PRODUCT DESCRIPTION:
Environment: ______________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media or are any of the files encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name________________________
         Version:__________________

Hardware required: _________________________________________________________

Software required: _________________________________________________________

Other required information: ________________________________________________

I certify for Depositor that the above described Deposit Materials have been transmitted to DSI:

Signature: ________________________
Print Name: _______________________
Date: _____________________________

DSI has inspected and accepted the above materials (any exceptions are noted above):

Signature: _________________________
Print Name: ________________________
Date Accepted:______________________
Exhibit B#:_________________________

Send materials to: DSI, 9265 Sky Park Ct., Suite 202, San Diego, CA 92123 (858) 499-1600

                               ESCROW - EXHIBIT C

                               DESIGNATED CONTACT

                        Account Number: _________________

Notices and communications          Invoices should be addressed to
should be addressed to Depositor:   Depositor at:

Company Name: SSP
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Designated Contact: __________      Contact: _____________________
Tel: _________________________      Tel: _________________________
Fax: _________________________      P.O.# if req'rd: _____________
Email: _______________________      Email: _______________________
Verification Contact:

Notices and communications to               Invoices to Preferred Beneficiary
Preferred Beneficiary should                should be addressed to:
be addressed to:

Company Name: Venetian Interactive< LLC
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Address: _____________________      Address: _____________________
Designated Contact: __________      Contact: _____________________
Tel: _________________________      Tel: _________________________
Fax: _________________________      P.O.# if req'rd: _____________
Email: _______________________      Email: _______________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, Deposit Materials and                     Invoice inquiries and fee
notices to DSI should be addressed:         remittances addressed to:
DSI Technology Escrow Services, Inc.        DSI Technology Escrow Services, Inc.
Contract Administration                              Accounts Receivable
Suite 202                                            P.O. Box 45156
9265 Sky Park Court                         San Francisco, CA 94145-0156
San Diego, CA 92123
Tel: (858)499-1600                                   Tel: (858) 499-1636
Fax: (858)694-1919                                   Fax: (858) 499-1637
Email: ca@dsiescrow.com
Date:__________________
P01v2

                                    EXHIBIT K

Sample Venetian Interactive Joint Venture Contributions & Distributions

The following example is provided only as a general illustration.